                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant / /
    Filed by a party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / /  Soliciting Material Pursuant to 240.14a-11(c) or 240.14a-12

--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required

/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
     and 0-11

    (1) Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------
    (2) Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------
    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------
    (4) Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------
    (5) Total fee paid:

        ------------------------------------------------------------------------

/ / Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

        ------------------------------------------------------------------------
    (2) Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------
    (3) Filing Party:

        ------------------------------------------------------------------------
    (4) Date Filed:

        ------------------------------------------------------------------------

              [LOGO]     THE TORO COMPANY
----------               -------------------------------------------------------
                         8111 Lyndale Avenue South, Bloomington, Minnesota
                         55420-1196
                         612/888-8801 - Telex 290928 - FAX NBR 887-8258

          KENDRICK B. MELROSE
          Chairman and CEO

          February 10, 1997

          Dear Stockholder:

          You are cordially invited to join us for the Toro Annual Meeting of Stockholders, to be held at 3:00 p.m. C.S.T. on Thursday, March 13, 1997 at the corporate offices of The Toro Company, 8111 Lyndale Avenue South, Bloomington, Minnesota. Details about the meeting, nominees for the Board of Directors and other matters to be acted upon are presented in the Notice of Annual Meeting and Proxy Statement which follow.

          In addition to Annual Meeting formalities, we plan to report to stockholders generally on the Company, and will be pleased to answer stockholders' questions relating to the Company.

          As a stockholder of Toro, you have a vested interest in the future of the Company and we therefore hope you plan to attend the Annual Meeting. However, if you will not be able to join us, we urge you to exercise your right as a stockholder and to vote by proxy. For this purpose, please promptly sign, date and return the enclosed proxy card.

          On behalf of your Toro Board of Directors and management, it is my pleasure to express our appreciation for your continued support during 1997.

          Sincerely,

                 [SIGNATURE]

          Kendrick B. Melrose

        IT IS IMPORTANT THAT YOU VOTE, SIGN AND RETURN THE ACCOMPANYING PROXY CARD AS SOON AS POSSIBLE. BY DOING SO, YOU MAY SAVE THE COMPANY THE
                      EXPENSE OF ADDITIONAL SOLICITATION.

                                     [LOGO]

                            NOTICE OF ANNUAL MEETING

Notice is hereby given that the Annual Meeting of Stockholders of The Toro Company will be held on Thursday, March 13, 1997 at 3:00 p.m. C.S.T. at the corporate offices of The Toro Company, 8111 Lyndale Avenue South, Bloomington, Minnesota, for the purpose of considering and acting upon the following matters as described in the accompanying Proxy Statement:

1.  To elect three directors, each to serve for a term of three years;

2. To approve amendments to the Continuous Performance Award Plan as described in the Proxy Statement which follows this Notice;

3. To approve amendments to the Annual Management Incentive Plan as described in the Proxy Statement which follows this Notice;

4. To approve the selection of auditors for the Company for Fiscal 1997 (the fiscal year ending October 31, 1997); and

5. To transact such other business as may properly come before the Annual Meeting and any adjournment thereof.

A list of stockholders entitled to vote at the Annual Meeting will be available at the corporate offices of The Toro Company, 8111 Lyndale Avenue South, Bloomington, Minnesota, commencing February 27, 1997, during ordinary business hours, for examination by any stockholder registered on the Company's Stock Ledger as of the record date, for any purpose germane to the Annual Meeting. The list of stockholders will be available at the Annual Meeting for the same purpose.

Only stockholders of record on January 13, 1997 will be entitled to vote at the meeting. Since a majority of the outstanding shares of the Company's Common Stock must be represented either in person or by proxy to constitute a quorum for the conduct of business, PLEASE SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD PROMPTLY.

February 10, 1997

                                        BY ORDER OF THE BOARD OF DIRECTORS

                                                  [SIGNATURE]

                                             J. LAWRENCE MCINTYRE
                                 Vice President, Secretary and General Counsel

                                THE TORO COMPANY
                           8111 Lyndale Avenue South
                       Bloomington, Minnesota 55420-1196

                                PROXY STATEMENT

      The enclosed proxy is solicited by the Board of Directors of The Toro Company (the "Company" or "Toro") for use at the Annual Meeting of Stockholders (the "Annual Meeting") to be held in the corporate offices of the Company, 8111 Lyndale Avenue South, Bloomington, Minnesota, on Thursday, March 13, 1997 at 3:00 p.m. C.S.T. Any stockholder giving a proxy has the power to revoke it at any time before it is voted by filing with an officer of the Company a revoking instrument or duly executed proxy bearing a later date. This Notice, Proxy Statement and enclosed form of proxy are first being mailed to stockholders of the Company on or about February 10, 1997.

                                 ANNUAL REPORT

      The Annual Report of the Company for Fiscal 1996 (the fiscal year ended October 31, 1996) including financial statements is enclosed.

                        COST AND METHOD OF SOLICITATION

      The cost of soliciting proxies will be borne by the Company. Arrangements may be made with brokerage houses, custodians, nominees and other fiduciaries to send proxy material to the beneficial owners of the Common Stock, par value $1.00 per share (the "Common Stock"), and the Company will reimburse them for reasonable out-of-pocket expenses. In addition to solicitation by mail, certain officers and employees of the Company, who will receive no compensation for such services other than regular employee compensation, may solicit proxies by telephone, electronic transmission and personally. The Company has retained Morrow & Co. to assist in distributing proxy materials and in making mail, telephone and personal solicitation of proxies from holders of the Common Stock. The fee of such firm is estimated to be $4,500 plus out-of-pocket costs and expenses.

                                 VOTING RIGHTS

      Holders of record of the Common Stock at the close of business on January 13, 1997 (the "Record Date") will be entitled to vote at the Annual Meeting and any adjournment thereof. On that date, the Company had outstanding and entitled to vote 12,125,331 shares of Common Stock. Each of such shares is entitled to one vote on each matter presented at the Annual Meeting. The presence at the Annual Meeting, in person or by proxy, of the holders of a majority of the issued and outstanding shares of Common Stock constitutes a quorum for the transaction of business. As of the Record Date, there were 749,472 shares held by the Company in its treasury which will not be counted to determine a quorum, and will not be voted. Abstentions and "broker non-votes" will be counted in determining whether a quorum is present. "Broker non-votes" will not be counted, but abstentions will be counted, in determining the total number of votes cast on a proposal. An abstention will thus be the equivalent of a negative vote.

      If a stockholder of record is also a participant in the Company's Dividend Reinvestment Plan, the enclosed proxy card will present the number of shares held of record by the participant, including the shares held for the account of the participant in that plan. If a stockholder of record is also a participant in a Company employee benefit plan allowing for participant-directed voting of Common Stock held in such plan, the enclosed proxy card will contain separate entries for the number of shares held by the participant in each such plan, as well as shares held of record. If a participant in such plans does not otherwise hold Common Stock of record, the participant will receive a proxy card containing entries for the number of shares held in each plan. The trustee for each plan will cause votes to be cast confidentially in accordance with the participant's instructions. In accordance with the terms of the respective plans, plan shares not voted by participants will be voted by the trustee in the same proportion as the votes cast by participants.

      Business at the Annual Meeting will be conducted in accordance with the procedures determined by the presiding officer and will be limited to matters properly brought before the Annual Meeting by or at the direction of the Board of Directors or, in the case of nominations of candidates for the Board by a stockholder, pursuant to the procedures prescribed by the Company's Bylaws.

      No matter will be considered at the Annual Meeting except upon a motion duly made and seconded. Any motion or second of a motion may be made only by a natural person present at the Annual Meeting who either is a Company stockholder or is acting on behalf of a Company stockholder. If the person is acting on behalf of a stockholder, a written statement must be presented, executed by the stockholder or the duly authorized representative of the stockholder on whose behalf the person purports to act.

                           PROCEDURE FOR NOMINATIONS

      Stockholders who propose to nominate a candidate for election to the Board of Directors at an annual meeting must give timely written notice to the Secretary of the Company, in accordance with the Company's Bylaws. In order to be timely, the notice must be received by the Company not less than 60 days nor more than 90 days prior to the first anniversary of the preceding year's regular meeting; provided, however, that in the event that the date of the regular meeting is advanced by more than 30 days or delayed by more than 60 days from such anniversary date, notice by the stockholder to be timely must be so delivered not earlier than the 90th day prior to such regular meeting and not later than the close of business on the later of the 60th day prior to such regular meeting or the 10th day following the day on which public announcement of the date of such meeting is first made. The notice shall set forth all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the "Exchange Act") (including such person's written consent to being named in the Proxy Statement as a nominee and to serving as a director if elected). In addition, the notice must contain the name and address of the nominating stockholder(s) as they appear on the Company's books, and the class and number of shares of the Common Stock beneficially owned.

                       FISCAL YEAR END/TRANSITION PERIOD

      In August 1995, the Board of Directors of the Company approved a change in the Company's fiscal year end from July 31 to October 31. The period from August 1, 1995 through October 31, 1995 thereby became a "Transition Period". The disclosures made in this Proxy Statement relate to the fiscal year ended October 31, 1996, the Transition Period and, in some cases, the fiscal years ended July 31, 1995 and 1994.

                       PRINCIPAL HOLDERS OF COMPANY STOCK

      The following table sets forth information as of January 13, 1997 regarding the beneficial ownership of the Common Stock of the Company by each of the directors and nominees, each of the Chief Executive Officer and the four other most highly compensated executive officers (the "named executive officers"), holders of more than 5% of the Common Stock and by all directors and executive officers as a group.

                                            AMOUNT AND NATURE    PERCENT
TITLE OF                NAME OF               OF BENEFICIAL        OF
CLASS            BENEFICIAL OWNER (1)           OWNERSHIP        CLASS
------------  ---------------------------  -------------------   ------
Common Stock  Fidelity Management &              909,000(2)        7.5%
              Research Company
              82 Devonshire Street
              Boston, MA 02109-3614
Common Stock  Ronald O. Baukol                       776           *
              Robert C. Buhrmaster                 1,654           *
              Janet K. Cooper                      2,087(3)        *
              Calvin R. Hendrix(4)                 7,713(3)        *
              Gerald T. Knight                    57,846(3)        *
              Charles B. Lounsbury                40,613(3)        *
              J. David McIntosh                   69,363(3)(5)     *
              Kendrick B. Melrose                588,563(3)        4.7%
              Alex A. Meyer                        2,804(3)        *
              Robert H. Nassau                     2,025(3)        *
              Dale R. Olseth                       7,418(3)        *
              Edwin H. Wingate                     3,153(3)        *
Common Stock  All directors & executive          919,776(5)(6)     7.2%
              officers as a group
              (17 persons)

------------------------
 *  Less than 1% of the outstanding shares of Common Stock.

(1) Shares are deemed to be "beneficially owned" by a person if such person, directly or indirectly, has or shares (i) the power to vote or to direct the voting of such shares or (ii) the power to dispose or direct the disposition of such shares. In addition, beneficial ownership includes shares which such person has the right to acquire within 60 days.

(2) According to a Form 13G filed by FMR Corp., Fidelity Management & Research Company ("Fidelity"), a subsidiary of FMR Corp. and registered investment advisor, is the beneficial owner of 780,600 of these shares or 6.48% of the outstanding Common Stock. Edward C. Johnson 3d, Chairman of FMR Corp. ("Mr. Johnson"), FMR Corp., through its control of Fidelity, and Fidelity Funds each has sole power to dispose of the 780,600 shares owned by the Funds. Neither FMR Corp. nor Mr. Johnson has the sole power to vote or direct the voting of the shares owned directly by the Fidelity Funds, which power resides with the Funds' Boards of Trustees. Fidelity carries out the voting of the shares under written guidelines established by the Funds' Boards of Trustees. Fidelity Management Trust Company ("Fidelity Trust"), a wholly-owned subsidiary of FMR Corp. and a bank, is the beneficial owner of 128,400 shares or 1.07% of the outstanding Common Stock as a result of serving as investment manager of institutional accounts. Mr. Johnson and FMR Corp., through its control of Fidelity Trust, have sole dispositive power over these 128,400 shares and sole power to vote or to direct the voting of 119,400 shares, and no power to vote or to direct the voting of 9,000 shares. According to the Form 13G, members of Mr. Johnson's family and trusts for their benefit are deemed to form a controlling group with respect to FMR Corp. This information is as of March 31, 1996, the date of the most recent report on Form 13G received by the Company.

(3) Includes shares that may be acquired upon exercise of stock options within 60 days and shares allocated under employee benefit plans. Stock options exercisable in 60 days for each of the named directors and executive officers are as follows: Janet K. Cooper 1,000 shares, Alex A. Meyer 1,000 shares, Robert H. Nassau 1,000 shares, Dale R. Olseth 1,000 shares, Edwin H. Wingate 1,000 shares, Kendrick B. Melrose 430,968 shares (including a 300,000 share salary replacement option, the final 100,000 shares which became exercisable December 10, 1996), Gerald T. Knight 48,150 shares, J. David McIntosh 39,485 shares, Calvin R. Hendrix no shares, Charles B. Lounsbury 33,991 shares and all other executive officers as a group 82,489 shares.

(4) Mr. Hendrix resigned as an officer of the Company effective January 15, 1997.

(5) Includes 434 shares held of record by spouse as custodian for minor children. Mr. McIntosh disclaims beneficial ownership of these shares.

(6) Includes 2,129 shares held of record by spouses or minor children of executive officers, with respect to which the officer may disclaim beneficial ownership.

                                  PROPOSAL ONE
                             ELECTION OF DIRECTORS

      Pursuant to Article VI, Section 1 of the Certificate of Incorporation of the Company, the number of directors is to consist of not less than eight nor more than eleven directors. The maximum and minimum number of directors can be changed only by amendment of the Certificate of Incorporation approved by the affirmative vote of holders of 80% of the outstanding Common Stock of the Company. The Board has currently fixed the number of directors at eight. The Board is divided into three classes, with each class elected in a different year for a term of three years, except that shorter terms may be used from time to time in order to effect an appropriate balance among the members of the classes. The class standing for election to a three year term this year is comprised of Janet K. Cooper, Kendrick B. Melrose and Edwin H. Wingate. The three nominees have consented to serve if elected.
--------------------------------------------------------------------------------

                  NOMINEES FOR ELECTION TO BOARD OF DIRECTORS
                        (TERM ENDING AFTER FISCAL 1999)

--------------------------------------------------------------------------------

    [PHOTO]            JANET K. COOPER, age 43.
                       Vice President and Treasurer since July
                       1992, The Quaker Oats Company, Chicago,
                       Illinois (foods and beverages). She
                       previously served as Assistant Treasurer from March 1990 to July 1992 and as Director-Planning of North American Foods from September 1989 to March 1990. First elected to the Toro Board in 1993, she is also Chairman of the Audit Committee and a member of the Nominating Committee.
                       Ms. Cooper is a director of Midwest
                       Region Advisory Board of Awkwright
                       Insurance Company.

--------------------------------------------------------------------------------

    [PHOTO]            KENDRICK B. MELROSE, age 56.
                       Chairman of Toro since December 1987 and
                       Chief Executive Officer of Toro since
                       December 1983. Elected President of Toro in December 1995. Employed by The Toro Company since 1970. First elected to the Toro Board in February 1981, Mr. Melrose is also Chairman of the Executive Committee and an ex-officio member of the Nominating Committee.
                       Mr. Melrose is a director of BSI
                       Corporation, Donaldson Company, Inc.,
                       Jostens, Inc. and The Valspar
                       Corporation.

--------------------------------------------------------------------------------

    [PHOTO]            EDWIN H. WINGATE, age 64.
                       Senior Vice President-Personnel since
                       June 1980, Dayton Hudson Corporation,
                       Minneapolis, Minnesota (retailing).
                       First elected to the Toro Board in 1989, he is also a member of the Nominating Committee and the Executive Committee. Mr. Wingate is a director of Roche Brothers Supermarkets, Inc., Wellesley, Massachusetts and Linbeck Corporation, Houston, Texas.

--------------------------------------------------------------------------------

               MEMBERS OF BOARD OF DIRECTORS CONTINUING IN OFFICE
                        (TERM ENDING AFTER FISCAL 1997)

--------------------------------------------------------------------------------

    [PHOTO]            ROBERT C. BUHRMASTER, age 49.
                       President and Chief Executive Officer
                       since March 1994, Jostens, Inc.,
                       Minneapolis, Minnesota (consumer
                       manufacturing). Served as President and
                       Chief Operating Officer from June 1993
                       to March 1994, as Executive Vice
                       President from December 1992 to June
                       1993. Served in various capacities at
                       Corning, Inc. for 18 years, serving as
                       Senior Vice President of Strategy and
                       Business Development immediately prior
                       to joining Jostens, Inc. First elected
                       to the Toro Board in March 1996, he is
                       also a member of the Audit Committee and the Executive Committee.
                       Mr. Buhrmaster is a director of Jostens
                       Learning Corporation and Marietta
                       Corporation.

--------------------------------------------------------------------------------

    [PHOTO]            ROBERT H. NASSAU, age 55.
                       President and Chief Executive Officer
                       since January 1, 1997, St. Raymond Wood
                       Products Holding Limited, Boston,
                       Massachusetts (wood manufacturing). From
                       September 1994 to December 1996 he
                       served as Senior Vice President Ply Gem
                       Industries, Inc., New York, New York and
                       President and CEO of the Goldenberg
                       Group, its wholly-owned subsidiary.
                       Also, President and Chief Executive Of-
                       ficer, Allied Plywood Corporation,
                       Concord, Massachusetts, a wholly-owned
                       subsidiary of Ply-Gem Industries, Inc.
                       (wood distribution and manufacturing)
                       from July 1991 to December 1996. First
                       elected to the Toro Board in 1988, he is also a member of the Compensation Committee and the Nominating Committee.

--------------------------------------------------------------------------------

               MEMBERS OF BOARD OF DIRECTORS CONTINUING IN OFFICE
                        (TERM ENDING AFTER FISCAL 1998)

--------------------------------------------------------------------------------

    [PHOTO]            RONALD O. BAUKOL, age 59.
                       Executive Vice President, International
                       Operations since May 1995, Minnesota
                       Mining and Manufacturing Company (3M),
                       St. Paul, Minnesota (manufacturing).
                       Served as Vice President, Asia Pacific,
                       Canada and Latin America from February
                       1994 to April 1995, as Vice President,
                       Asia Pacific from July 1991 to February
                       1994 and as Group Vice President,
                       Medical Products Group from September
                       1990 to July 1991. First elected to the
                       Toro Board in December 1995, he is also
                       a member of the Audit Committee and the
                       Executive Committee.
                       Mr. Baukol is a director of Graco, Inc.
                       and Minnesota Mining and Manufacturing
                       Company.

--------------------------------------------------------------------------------

    [PHOTO]            ALEX A. MEYER, age 65.
                       Retired. From January 1986 through April
                       1992 was Senior Vice President of Amana
                       Refrigeration, Inc., a subsidiary of
                       Raytheon, Inc., Amana, Iowa
                       (manufacturing). First elected to the
                       Toro Board in 1986, he is also a member
                       of the Audit Committee and the
                       Compensation Committee.

--------------------------------------------------------------------------------

    [PHOTO]            DALE R. OLSETH, age 66.
                       President and Chief Executive Officer
                       since November 1986, BSI Corporation
                       (formerly Bio-Metric Systems, Inc.),
                       Eden Prairie, Minnesota (biotechnology).
                       First elected to the Toro Board of
                       Directors in 1980, he is also Chairman
                       of the Compensation Committee and a
                       member of the Audit Committee and the
                       Executive Committee.
                       Mr. Olseth is a director of Graco, Inc.

      COMMITTEES OF THE BOARD. The Board of Directors is responsible for the overall affairs of the Company. Six Board meetings were held during Fiscal 1996 and two Board meetings were held during the Transition Period. With the exception of Mr. Baukol, each incumbent director attended at least 75% of the aggregate total number of meetings of the Board and of all committees on which he or she served, held during Fiscal 1996. With respect to the Transition Period each incumbent director attended at least 75% of the aggregate total number of meetings held of the Board and of all committees on which he or she served. To assist in carrying out its duties, the Board has delegated certain authority to four standing committees: Executive, Audit, Compensation and Nominating.

      The Executive Committee's function is to exercise all of the powers and authority of the Board, including the power to declare dividends on the Company's Common Stock, during intervals between meetings of the Board. No meetings of the committee were held during either Fiscal 1996 or the Transition Period.

      The Audit Committee, which is comprised of directors elected by the Board from among members who are not employees of the Company ("outside directors"), assists the Board of Directors in fulfilling the Board's responsibility to oversee the Company's accounting controls and policies and financial reporting practices. Principal functions of the Audit Committee include making recommendations regarding the selection, retention or termination of the Company's independent auditors; review of the professional services, proposed fees and independence of such auditors; review with the independent auditors of matters such as the scope of the audit and authorization for special reviews or audits; review of internal auditing procedures and the adequacy of internal controls; and review of policies and practices regarding conflict of interest and compliance with applicable laws. One meeting of the committee was held during Fiscal 1996 and one meeting was held during the Transition Period.

      The functions of the Compensation Committee, which is comprised only of outside directors, include study and analysis of and recommendations to the Board concerning specific and general matters of management compensation; periodic review of management compensation policies and practices; incentive compensation plans and officer salary adjustments; making incentive compensation awards and setting base salaries for officers referred to in Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code") and administrative oversight of stock option plans and other incentive and compensation plans. One meeting of the committee was held during Fiscal 1996 and one meeting was held during the Transition Period.

      The functions of the Nominating Committee, which is comprised of outside directors (except that the Chief Executive Officer serves as an ex officio non-voting member), include determining an appropriate size and composition of the Board of Directors; considering qualifications of prospective Board member candidates, including stockholder recommendations; conducting research to identify and recommend nomination of suitable candidates who are willing to serve as members of the Board of Directors; reviewing the experience, background, interests, ability and availability of prospective nominees to meet time commitments of the Board and committee responsibilities; consideration of nominees recommended by stockholders who comply with the procedures set forth in the Company's Bylaws, as described on page 2; and determining whether any prospective member of the Board has any economic or familial relationship with the Company or its directors or employees which may impair the member's suitability for such service. The committee also has responsibility to monitor current members of the Board in light of the same guidelines used to select candidates, and to direct the activities of the Board and management in matters of corporate governance. One meeting of the committee was held during Fiscal 1996 and no meeting was held during the Transition Period.

      BOARD COMPENSATION. Board compensation for outside directors includes a cash annual retainer and meeting fees, in addition to an annual Common Stock grant having a $5,000 market value (valued at the average of the closing prices of Common Stock during the three months prior to award) and a 1,000 share stock option award (with an exercise price per share equal to 100% of the fair market value of one share of Common Stock on the date of grant) pursuant to The Toro Company 1992 Directors Stock Plan. During Fiscal 1996, each outside director was paid an annual retainer of $15,000 plus a fee of $1,000 for each meeting of the Board or a committee attended, except that no more than one committee meeting fee was paid for committee meetings held in a single day. The Company also supplies directors with Company products for their personal use.

      An outside director may elect to receive the annual retainer fee and meeting fees in cash or shares of Common Stock, or a combination of both. Shares issued in lieu of cash may be authorized but unissued Common Stock or shares of Common Stock held in the Company's treasury.

      An outside director may elect to defer receipt of any portion of or all Board compensation until a future date or until occurrence of specified events, including disability or death, resignation, retirement or other termination from the Board. Distribution of deferred amounts may be accelerated at the discretion of the Board of Directors. Amounts deferred are not subject to federal and state income tax until received by the participant, are commingled with the Company's general operating funds and earn interest at the average prime rate charged by First Bank National Association, Minneapolis, Minnesota. Although deferred funds remain a part of the general assets of the Company, upon occurrence of a threat of or change of control of the Company (as defined in the plan), or upon election by a qualified participant to direct investment of the participant's account, the Company will transfer to a trust an amount in cash equal to the total amount of all accrued compensation and interest for all participants or for the electing participant, as the case may be. Amounts deferred will be paid to the director at retirement or such other time as may be permitted by the plan.

      Under a retirement plan, an outside director who was a member of the Board of Directors prior to December 1995, who has completed five years of service and who ceases to be a member of the Board of Directors for any reason is entitled to receive, for a period of years equal to the number of full years the director served on the Board but not more than ten years, an annual payment equal to the full amount paid as an annual retainer at the date of termination. Commencing December 1995, the annual payment may not exceed $12,000 annually to any outside director, and payments to new directors will be limited to an amount equal to 50% of the amount paid as an annual retainer at the date of termination. In the event of the death of a director who qualifies for the plan, the retirement benefit will be paid to the director's beneficiary, in quarterly or annual installments or a lump sum (discounted to then present value), as previously elected by the director.

      Each director is also a party to an indemnification agreement which assures the director of indemnification and advancement of expenses to the fullest extent permitted by Delaware law and the Company's Certificate of Incorporation (regardless of, among other things, any amendment to or revocation of the Certificate of Incorporation, any change in the composition of the Board of Directors or the occurrence of any acquisition of the Company) and of continued coverage under the Company's directors and officers liability insurance, to the extent it is maintained.

      VOTE REQUIRED. THE AFFIRMATIVE VOTE OF HOLDERS OF A MAJORITY OF SHARES OF COMMON STOCK REPRESENTED AT THE MEETING IS REQUIRED FOR THE ADOPTION OF ITEM 1. ALL PROXIES WILL BE VOTED FOR ITEM 1 UNLESS A CONTRARY CHOICE IS INDICATED.

                           SUMMARY COMPENSATION TABLE

      The following table sets forth the cash and non-cash compensation paid for services in all capacities to the Company for the Chief Executive Officer and each of its four other highest paid executive officers who were serving as executive officers on October 31, 1996, for the fiscal years ended October 31, 1996, July 31, 1995 and July 31, 1994 and for the three-month Transition Period ended October 31, 1995 ("TP95").

                                                                                                              LONG TERM
                                                                                                             COMPENSATION
                                                                                                         --------------------
                                                                      ANNUAL COMPENSATION
                                                          --------------------------------------------          AWARDS
                                                                                          OTHER ANNUAL   --------------------
NAME AND                                                    SALARY           BONUS        COMPENSATION   RESTRICTED   OPTIONS
PRINCIPAL POSITION                                  YEAR      ($)           ($)(1)           ($)(2)      STOCK($)(3)  (#)(4)
--------------------------------------------------  ----  -----------   ---------------   ------------   ----------   -------
Kendrick B. Melrose                                 1996   438,337(7)    256,669              673,373          -0-    20,065
 Chairman of the Board                              TP95   101,625(7)    189,938              643,632          -0-    29,028
 & Chief Executive Officer                          1995   380,000(7)    420,000            1,204,329      499,993    50,255
                                                    1994   355,304(7)    227,652              123,628          -0-    44,921

Gerald T. Knight                                    1996   239,550        95,820              105,313          -0-     2,446
 Vice President Finance &                           TP95    58,656        38,126               66,068          -0-    10,893
 Chief Financial Officer                            1995   227,370       159,159               34,174          -0-    13,222
                                                    1994   218,463        87,385               22,176          -0-    37,385

J. David McIntosh                                   1996   215,328        83,729              281,971          -0-     2,026
 Group Vice President                               TP95    50,124        32,581              305,299          -0-     8,238
                                                    1995   195,246       136,672               30,702          -0-     9,750
                                                    1994   179,976        89,988               10,188          -0-     7,982

Calvin R. Hendrix                                   1996   213,248        83,263                  -0-          -0-     2,084
 Vice President & General                           TP95    51,610        33,547               31,642          -0-     9,443
 Manager, Irrigation Division                       1995   201,990       141,393               12,655          -0-    11,513
                                                    1994   166,251        88,805(9)(10)           -0-      210,000    14,030

Charles B. Lounsbury                                1996   223,754        68,491                  -0-          -0-     2,123
 Group Vice President                               TP95    52,155        33,901               33,696          -0-     9,686
                                                    1995   205,752       128,904               12,710          -0-    11,802
                                                    1994   133,344        76,807(10)              -0-       49,250    13,911


                                                    PAYOUTS
                                                    --------
                                                      LTIP     ALL OTHER
NAME AND                                            PAYOUTS   COMPENSATION
PRINCIPAL POSITION                                   ($)(5)      ($)(6)
--------------------------------------------------  --------  ------------
Kendrick B. Melrose                                  361,390     157,106
 Chairman of the Board                                    (8)        285
 & Chief Executive Officer                           427,964     139,146
                                                     317,529     100,029
Gerald T. Knight                                      42,161      35,786
 Vice President Finance &                                 (8)        134
 Chief Financial Officer                              50,680      43,350
                                                      38,089      15,678
J. David McIntosh                                     37,878      37,380
 Group Vice President                                     (8)        115
                                                      43,520      42,461
                                                      31,379      40,903
Calvin R. Hendrix                                     37,407      11,640
 Vice President & General                                 (8)        118
 Manager, Irrigation Division                         45,023         -0-
                                                         -0-         -0-
Charles B. Lounsbury                                  39,381      33,163
 Group Vice President                                     (8)        119
                                                      45,862      37,786
                                                         -0-      16,292

------------------------

 (1) Amounts indicated include payments made or deferred at the election of the officer pursuant to the Annual Management Incentive Plan, as in effect for Fiscal 1996, the 1995 Annual Management Incentive Plan and the 1994 Management Recovery Incentive Plan. Bonus amounts paid under the Annual Management Incentive Plan for Fiscal 1996 and the Transition Period are based on an EPS goal. See the Compensation Committee Report. Amounts for the Transition Period reflect bonus awards made in lieu of awards under the Annual Management Incentive Plan and are based on achievement of a target EPS goal established by the Committee. These amounts also include bonus payments for the Transition Period in lieu of an award under the Continuous Performance Award Plan, which amounts are not included under the LTIP Payouts column. See the Compensation Committee Report.

 (2) Includes the dollar value of the difference between the fair market value and the option exercise price (before payment of applicable income taxes) on stock options exercised. Fair market value is based on the closing price on the New York Stock Exchange as reported in THE WALL STREET JOURNAL on the date of exercise or actual sale price. The value of executive perquisites otherwise reportable as Other Annual Compensation did not exceed $50,000 or 10% of the compensation reported in the table for any named individual.

 (3) Amounts in column reflect the value of shares awarded as of the date of award. Award of restricted stock to Mr. Melrose is subject to performance-based conditions on vesting which, if not met, will result in forfeiture of shares. A total of 17,467 shares (having the value set forth in the table) were awarded to Mr. Melrose on July 31, 1995 under the Chief Executive Officer Succession Incentive Plan which was approved by stockholders in 1994. Those shares vest 15% not later than July 31, 1998, 15% not later than July 31, 1999 and 70% not later than July 31, 2000, but only if Mr. Melrose achieves performance goals related to planning for and implementing a plan for his succession. Under that plan, the Company also granted Mr. Melrose performance units. See the Compensation Committee Report. The shares had a value of $548,027 at October 31, 1996. Mr. Hendrix was awarded 8,400 shares of Restricted Stock in Fiscal 1994 in connection with his becoming an employee of the Company. Shares were to vest 10% per year over ten years and shares not vested were subject to forfeiture upon termination of employment. The shares had a value of $263,550 at October 31, 1996. Mr. Hendrix resigned from the Company effective January 15, 1997 and consequently forfeited 5,880 shares not vested at that time. Mr. Lounsbury was awarded 2,000 shares of Restricted Stock in Fiscal 1994 in connection with his becoming an employee of the Company, which shares vested in their entirety on November 29, 1995. The shares had a value of $62,750 at October 31, 1996. All shares of restricted stock are held by the Company until performance goals have been achieved or other restrictions lapse. Dividends will be paid, if declared, on all shares of restricted stock reported. Amounts shown in the Summary Compensation Table and in this note are calculated by multiplying the closing price of one share of Common Stock on the New York Stock Exchange as reported in THE WALL STREET JOURNAL on the date of award and on October 31, 1996, times the number of shares awarded or held.

 (4) Includes options granted pursuant to the Company's Continuous Performance Award Plan, which are subject to cancellation or reduction in the number of shares covered in the event the Company does not achieve its long-term performance goals. The number of shares covered by each option was reduced with respect to Fiscal 1996, 1995 and 1994. Also includes options granted pursuant to the Company's stock option plans.

 (5) Amounts reflect payments made pursuant to the Continuous Performance Award Plan. Based on the Company's ROBE and net income growth performance compared with its peer group of businesses, payments of 70.4% of the maximum possible award amount were paid or deferred with respect to the three year performance period ending with Fiscal 1996. For a more detailed description of the plan and awards, see the Compensation Committee Report and Proposal Two.

 (6) Amounts include Company contributions to defined contribution retirement plans and the Company's Matching Stock Plan (which terminated on July 31, 1995 and was replaced by a similar feature in the Company's new Investment and Savings Plan) and allocations to the Company's Employee Stock Ownership Plan. Also includes amounts accrued pursuant to the Company's Supplemental Management Retirement Plan for executive officers who receive annual compensation of $150,000 or more. Participants' accounts are credited with an amount equal to the difference between the aggregate amount that would have been allocated to tax-qualified profit-sharing and other defined contribution plans without regard to limitations imposed by the Code, and the aggregate amount of contributions actually allocated. Although deferred funds remain a part of the general assets of the Company, upon occurrence of a threat of or actual change of control of the Company (as defined in the plan), or upon election by a qualified participant to direct investment of the account, the Company will transfer to a trust an amount in cash equal to the total amount of all accrued benefits for all participants (or for the electing participant, as the case may be). Because the Company's benefit plans operate on a calendar basis, amounts shown for Fiscal 1996 may have been accrued with respect to the prior fiscal year.

 (7) Amount reflects the effect of the $100,000 salary reduction, as discussed in the Compensation Committee Report.

 (8) Amounts paid as long-term incentive payments with respect to the Transition Period are included in the amount in the Bonus column. See note (1).

 (9) Includes payment made in connection with Mr. Hendrix becoming employed by the Company.

(10) Includes Continuous Performance Award Plan payment with respect to one-year transition performance award. Payment is not included under LTIP Payouts column.

      EMPLOYMENT AGREEMENTS. Each of the executive officers, including those named in the Summary Compensation Table, is a party to a change of control employment agreement adopted in Fiscal 1995 (the "Agreements"). The Agreements are operative only upon the occurrence of a "change in control", which includes substantially those events described below. Absent a "change in control", the Agreements do not require the Company to retain the executives or to pay them any specified level of compensation or benefits.

      Each Agreement provides that for three years after a "change in control", there will be no adverse change in the executive's salary, bonus, opportunity, benefits or location of employment. If during this three-year period the executive's employment is terminated by the Company other than for cause, or if the executive terminates his employment for good reason (as defined in the Agreements, and including compensation reductions, demotions, relocation and excess travel), or voluntarily during the 30-day period following the first anniversary of the "change in control", the executive is entitled to receive an accrued salary and annual incentive payments through the date of termination and, except in the event of death or disability, a lump sum severance payment ("Lump Sum Payment") equal to three times the sum of his base salary and annual bonus (and certain insurance and other welfare plan benefits). Further, an additional payment ("gross-up") is required in an amount such that after the payment of all taxes, income and excise, the executive will be in the same after-tax position as if no excise tax under the Code had been imposed.

      Generally, and subject to certain exceptions, a "change in control" is deemed to have occurred if: (i) a majority of Toro's Board of Directors becomes comprised of persons other than persons for whose election proxies have been solicited by the Board, or who are then serving as directors appointed by the Board to fill vacancies caused by death or resignation (but not removal) of a director or to fill newly created directorships; (ii) another party becomes the beneficial owner of at least 20% of Toro's outstanding voting stock; or (iii) Toro's stockholders approve a definitive agreement or plan to merge or consolidate Toro with another party (other than certain limited types of mergers), exchange shares of voting stock of Toro for shares of another corporation pursuant to a statutory exchange, sell or otherwise dispose of all or substantially all of Toro's assets, or liquidate or dissolve Toro.

      If a "change in control" of the Company had occurred at the commencement of the 1996 calendar year (January 1, 1996) and had resulted in the involuntary termination of the named executives at such time or the termination by such executives for good reason, the Lump Sum Payment to be made under such Agreements to those executive officers named in the Summary Compensation Table above in the aggregate would have been approximately $8,022,762. The Company has also established a trust for the benefit of these officers which, in the event of a threatened or actual change of control, will be funded in an amount equal to the Company's accrued liability related to such Agreements.

                                 STOCK OPTIONS

      The following table summarizes options granted under the Company's stock option plans during Fiscal 1996 and the Transition Period.

                     OPTION GRANTS IN FISCAL 1996 AND TP95

                                                    INDIVIDUAL GRANTS
--------------------------------------------------------------------------------------------------------------------------
                                                             PERCENT OF                              POTENTIAL REALIZABLE
                                               NUMBER OF        TOTAL                                  VALUE AT ASSUMED
                                                SHARES         OPTIONS      EXERCISE                ANNUAL RATES OF STOCK
                                              UNDERLYING     GRANTED TO        OR                   PRICE APPRECIATION FOR
                                                OPTIONS       EMPLOYEES       BASE                       OPTION TERM
                                                GRANTED          IN         PRICE ($    EXPIRATION  ----------------------
NAME                                YEAR        (#)(1)       THE PERIOD    PER SHARE)      DATE      5%$ (2)    10%$ (2)
--------------------------------  ---------  -------------  -------------  -----------  ----------  ---------  -----------
Kendrick B. Melrose                 1996         20,065(3)        41.14%    $   29.796    3/16/99   $  78,651   $ 179,970
                                    TP95         29,028           11.32%    $   29.00     8/15/00   $ 232,576   $ 513,934
Gerald T. Knight                    1996          2,446(3)         5.02%    $   29.796    3/16/99   $   9,587   $  21,939
                                    TP95         10,893            4.25%    $   29.00     8/15/00   $  87,276   $ 192,858
J. David McIntosh                   1996          2,026(3)         4.15%    $   29.796    3/16/99   $   7,941   $  18,171
                                    TP95          8,238            3.21%    $   29.00     8/15/00   $  66,003   $ 145,851
Calvin R. Hendrix                   1996          2,084(3)         4.27%    $   29.796    3/16/99   $   8,168   $  18,692
                                    TP95          9,443            3.68%    $   29.00     8/15/00   $  75,658   $ 167,186
Charles B. Lounsbury                1996          2,123(3)         4.35%    $   29.796    3/16/99   $   8,321   $  19,041
                                    TP95          9,686            3.78%    $   29.00     8/15/00   $  77,605   $ 177,488

------------------------
(1) Options are granted pursuant to the 1989 Stock Option Plan and the 1993 Stock Option Plan (the "plans"). The plans are administered by the Committee which selects employees to whom options are granted. The exercise price of each incentive and nonqualified stock option is equal to 100% of the fair market value of the Common Stock on the date of grant, except for performance-based stock options, such as those granted in connection with the Continuous Performance Award Plan, for which the exercise price is an average and on the date of grant could be higher or lower than fair market value. The options are not transferable except by will or the laws of descent and distribution. An option granted under any of the plans, except those granted in connection with the Continuous Performance Award Plan, may be exercised immediately after the date of grant in whole or in part from time to time until the expiration of the option. Most options are subject to cancellation upon termination of the option holder's employment; however, some nonqualified stock options can be exercised for up to four years following retirement at or after age 60, but not later than the expiration date of the option.

(2) Rules of the Securities and Exchange Commission (SEC) require the information set forth in the 5% and 10% columns. The actual gains, if any, on stock option exercises depend on the future performance of the Company's Common Stock. Since there is no means of accurately predicting the future price of the Company's Common Stock, no determination can be made as to the future value of a stock option at the time of grant.

(3) Number of shares subject to reduction and option subject to expiration if performance goals are not achieved under the Continuous Performance Award Plan. Expected to become exercisable in December 1998, after the Company first makes a public announcement of its earnings for Fiscal 1997. Expiration date will be 90 days later. For more information, see the Compensation Committee Report and Proposal Two.

      The following table summarizes stock options exercised by the named executive officers during Fiscal 1996 and the Transition Period and the total number of options held by each listed individual as of the end of each of Fiscal 1996 and the Transition Period.

              AGGREGATED OPTION EXERCISES IN FISCAL 1996 AND TP95
                       AND FISCAL YEAR-END OPTION VALUES

                                                                NUMBER OF SECURITIES
                                                               UNDERLYING UNEXERCISED      VALUE OF UNEXERCISED
                                                                     OPTIONS AT           IN-THE-MONEY OPTIONS AT
                                    SHARES                     FISCAL PERIOD END (#)     FISCAL PERIOD END ($)(1)
                                  ACQUIRED ON      VALUE     --------------------------  -------------------------
NAME                    TITLE    EXERCISE (#)   REALIZED ($) EXERCISABLE  UNEXERCISABLE  EXERCISABLE  UNEXERCISABLE
--------------------  ---------  -------------  -----------  -----------  -------------  -----------  ------------

Kendrick B. Melrose   1996            29,310       673,373      309,280       168,665     4,463,157    2,190,202(2)
                      TP95            35,387       643,632      209,562       277,628     2,764,486    3,199,519(2)

Gerald T. Knight      1996             8,425       105,313       37,950         8,238       422,369       63,087(2)
                      TP95             3,693        66,068       35,482        16,685       373,089       44,745(2)

J. David McIntosh     1996            14,358       281,971       30,182         6,701       280,261       50,771(2)
                      TP95            17,142       305,299       36,302        12,913       417,811       35,884(2)

Calvin R. Hendrix     1996            -0-           -0-          24,901         7,239       142,352       56,047(2)
                      TP95             2,434        31,642       15,458        14,598        81,280       39,869(2)

Charles B. Lounsbury  1996            -0-           -0-          25,541         7,403       144,603       57,408(2)
                      TP95             2,496        33,696       15,855        14,966        81,961       40,855(2)

------------------------
(1) Market value less option exercise price before payment of applicable income taxes. Market value based on October 31, 1996 and October 31, 1995 closing prices on the New York Stock Exchange as reported in The Wall Street Journal.

(2) Includes options subject to reduction in number of shares and expiration if performance goals are not achieved under Continuous Performance Award Plan.

                        LONG-TERM INCENTIVE COMPENSATION

      The following table summarizes all awards of long-term incentive compensation made under the Company's Continuous Performance Award Plan to the named individuals during Fiscal 1996. Amounts paid pursuant to the Continuous Performance Award Plan during Fiscal 1996 are set forth in the Summary Compensation Table which appears elsewhere in this Proxy Statement.

                                                                                       ESTIMATED FUTURE PAYOUTS
                                                                  PERFORMANCE OR            UNDER NON-STOCK
                                                                   OTHER PERIOD          PRICE-BASED PLANS (3)
                                                                      UNTIL       -----------------------------------
                                      NUMBER OF SHARES, UNITS OR  MATURATION OR    THRESHOLD    TARGET      MAXIMUM
NAME                                       OTHER RIGHTS (#)           PAYOUT       ($ OR #)    ($ OR #)    ($ OR #)
------------------------------------  --------------------------  --------------  -----------  ---------  -----------
Kendrick B. Melrose                   1 Award(1)                  3 fiscal         $  10,830   $ 405,620   $ 565,955
                                                                  years(2)
                                      Option (20,065 shares)

Gerald T. Knight                      1 Award(1)                  3 fiscal             1,263       7,321      66,026
                                                                  years(2)
                                      Option(2,446 shares)

J. David McIntosh                     1 Award(1)                  3 fiscal             1,306      48,915      68,250
                                                                  years(2)
                                      Option (2,026 shares)

Calvin R. Hendrix                     1 Award(1)(4)               3 fiscal            -0-         -0-         -0-
                                                                  years(2)
                                      Option (2,084 shares)

Charles B. Lounsbury                  1 Award(1)                  3 fiscal             1,306      48,915      68,250
                                                                  years(2)
                                      Option (2,123 shares)

------------------------
(1) An award is the right to receive designated target percentages of annual salary at the end of the three year performance period if the Company achieves financial performance objectives based on return on beginning stockholders equity and net income growth compared with rankings of the Company's peer group of competitors, as established by the Compensation Committee pursuant to the Continuous Performance Award Plan. The value of an award is based on a participant's base compensation estimated to be paid during the last fiscal year of an award term (three years, except for transition awards), multiplied by an individual participation factor determined by the Committee within a range set by the plan, which is intended to reflect the participant's ability to implement policy decisions which influence the financial results of the Company or its divisions or subsidiaries. Each award recipient also receives an option to purchase the number of shares of the Company's Common Stock shown, if performance goals are achieved. See the Compensation Committee Report and Proposal Two for additional information on the Continuous Performance Award Plan.

(2) The three year performance period includes Fiscal 1996, 1997 and 1998.

(3) Calculated pursuant to the Continuous Performance Award Plan based on estimated Fiscal 1998 salaries.

(4) Mr. Hendrix resigned from the Company effective January 15, 1997 and consequently forfeited this award and related option.

                               PERFORMANCE GRAPH

      The following graph depicts total cumulative stockholder return (assuming reinvestment of dividends) of the Company's Common Stock, the S&P 500 Index and an industry peer index for the preceding five fiscal years commencing with Fiscal 1992. The industry peer index is based on the Fortune 500 Industrial and Farm Equipment Index, which is comprised of the companies listed below.

                   COMPARISON OF FIVE YEAR TOTAL RETURN AMONG
                   THE TORO COMPANY, S&P 500, AND PEER GROUP

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

            THE TORO CO    S&P 500    PEER GROUP
1991                 100        100           100
1992                  99        110           103
1993                 182        126           147
1994                 203        131           161
1995                 215        166           177
1996                 237        206           229

         This graph assumes $100 invested on November 1, 1991 in the Company's Common Stock, the S&P 500 Index and the peer group index.

         The peer group includes: York International, Briggs & Stratton, Stewart & Stevenson Services, Dover Corp., Cummins Engine, Cincinnati Milacron Inc., Harnischfeger Industries Inc., Crane Co., Tecumseh Products Co., Ingersoll-Rand Co., Nacco Industries, Parker-Hannifin Corp., Terex Corp., Dresser Industries Inc., Trinova Corp., Deere & Co., Timken Co., Baker-Hughes Inc., Caterpillar Inc., The Black & Decker Corporation, American Standard, Western Atlas Inc., Agco Corporation, Kennametal Inc., Lincoln Electric, Teleflex, Detroit Diesel and Case Corporation as well as the Company. Pentair Corp., Figgie International, Outboard Marine Corp., IMO Industries Inc., Tenneco Inc. and Actava Group Inc. were removed from the Industrial and Farm Group Index in 1996 and Case Corporation was added.

      Neither the Compensation Committee Report nor this Performance Graph shall be deemed to be "soliciting material" or to be filed with the SEC or subject to Regulation 14A or 14C under the Securities Exchange Act of 1934, or to the liabilities of Section 18 of that Act.

          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

      For Fiscal 1996, the members of the Compensation Committee all were outside members of the Board, and included Messrs. Olseth, Chairman, Baukol, Meyer and Nassau. Although Mr. Melrose is not a member of the Committee, he attends the meetings for the purpose of providing continuity and detailed information about employees and compensation plans. Mr. Melrose does not participate in any option grant or award decisions or any decisions of the Committee that might affect him personally. Mr. Melrose serves on the Board of Directors and Compensation Committee of BSI Corporation of which Mr. Olseth serves as president and chief executive officer. Mr. Olseth serves on the Board of Directors and is Chairman of the Compensation Committee of the Company.

                         COMPENSATION COMMITTEE REPORT

      The Compensation Committee is responsible for establishing policies and administering the compensation plans for executive officers of the Company. The Company's compensation policies are intended to align total compensation for its executive officers and employees with the financial performance of the Company, as compared with the financial results and compensation practices of companies with revenues in the $500 million to $1 billion range. Some of these companies are in the Company's peer group index for the Performance Graph on page 15 (29 companies comprising the Fortune 500 Industrial and Farm Equipment Group). However, the Company relies on a broader group of companies for comparative analysis of executive compensation because the Committee believes that the Company's competitors for executive talent are more varied than its business peer group.

      While the policies of the Company are designed to compensate executive officers for personal performance, a substantial portion of annual compensation, especially that of the Chief Executive Officer, is designed to align the financial interests of the executive officers with those of the Company stockholders, by making certain components of compensation contingent upon the financial performance of the Company. The Company's compensation program for executive officers as well as other key management employees continues to be composed of both cash and equity-based compensation. Cash compensation consists of base salary, an annual incentive bonus under the Annual Management Incentive Plan and long-term incentive compensation under the Continuous Performance Award Plan. Equity-based compensation in the form of stock options constitutes an additional component of long-term incentive compensation.

BASE SALARY

      Base salaries for executive officers, including the Chief Executive Officer, are initially established and thereafter are reviewed at least annually by the Committee. Based on independent evaluation by professional compensation consulting firms retained by the Company, a base salary range for each executive position is established, reflecting average base salaries for similar positions in businesses with revenues comparable to those of the Company. A base salary for each executive is set within that market range by considering the experience and individual performance of the executive. For Fiscal 1996 and the Transition Period, base salaries for executive officers were within the middle one-third of the market range.

      Mr. Melrose's salary with respect to Fiscal 1996 was set at $438,337, based on the same method used in establishing other executive officers' base salary, but reflecting a $100,000 reduction agreed on by the Committee and Mr. Melrose in Fiscal 1992 to increase the "at risk" portion of Mr. Melrose's total compensation. Mr. Melrose's base salary was reduced in a total amount of $500,000 at a rate of $100,000 per calendar year through 1996, in exchange for which he was granted a ten year salary replacement option to purchase 300,000 shares of the Company's Common Stock. The final one-third of the ten year option vested in December 1996. The purpose of the option is to encourage Mr. Melrose to focus his attention on increasing stockholder value. For the purpose of calculating incentive compensation, Mr. Melrose's base salary was not reduced. His base salary for the Transition Period also reflected the salary reduction on a prorated basis.

      The Committee conducts a performance evaluation of Mr. Melrose on an annual basis. The other named executive officers receive evaluations by Mr. Melrose, which are used by the Committee in establishing base salaries.

INCENTIVE COMPENSATION

      An executive of the Company will earn total compensation that is market competitive only if incentive compensation is earned. In order for an executive to earn incentive compensation sufficient to bring total compensation to average market levels, Company financial performance targets must be achieved. If targets are exceeded incentive compensation can result in above market level compensation.

      The incentive components of compensation are intended to encourage achievement of both short-term and long-term objectives. Short-term performance is evaluated using performance goal criteria selected annually by the Committee from among those authorized in the Annual Management Incentive Plan as approved by stockholders. Long-term performance has traditionally been evaluated by reference to the Company's return on beginning equity ("ROBE") on a relative basis compared with the performance of the peer group over a three year period. In Fiscal 1996, net income growth was added to ROBE as a measure of long-term performance for awards granted in November of 1995 with respect to the performance award term including Fiscal 1996, 1997 and 1998. In November 1996 the Committee approved the modification of the long-term performance goals to eliminate net income growth, and the Board is seeking the approval of stockholders for the amendment. See Proposal Two.

      For Fiscal 1996, 59% of Mr. Melrose's total cash compensation was comprised of incentive payments under the Company's short-term and long-term plans. If the Company had not met any of its performance goals and Mr. Melrose had received no incentive payments, his total cash compensation (including the $100,000 salary reduction) would have equaled only 44% of average market levels for total cash compensation paid to chief executive officers in businesses with revenues comparable to the Company's.

      ANNUAL CASH INCENTIVE COMPENSATION. Under the Company's stockholder-approved Annual Management Incentive Plan, executive officers and other key employees are eligible to receive an annual cash bonus based on a percentage of base salary. The target amount of each award is determined by the executive officer's position, the Company's achievement of performance goals and, for certain participant's, division performance. If performance goals are exceeded, award amounts increase up to a pre-established maximum, but if goals are not met, awards are reduced or not paid at all. For instance, no awards were paid for Fiscal 1991 or 1992. Proposed participants in the Annual Management Incentive Plan are recommended by management and selected by the Committee.

      Under the Annual Management Incentive Plan as in effect for Fiscal 1996, the Compensation Committee established an earnings per share ("EPS") performance goal as the basis for a target award amount, and a ROANA goal as the basis for payment of higher award amounts. Because the Company met the EPS goal but did not exceed the ROANA goal, a bonus in an amount equal to an executive's target award was paid. If the ROANA goal had been exceeded, a bonus amount of up to 175% of the target amount could have been paid. If the EPS had been below a minimum level established by the Committee, no bonus would have been paid. In considering and certifying achievement of performance goals for Fiscal 1996, the Committee eliminated the dilutive effect on EPS of acquisitions which had not been planned at the beginning of the Company's fiscal year. An additional performance goal applicable to division participants was based on division controllable profit contribution ("CPC"). If this goal was achieved, the award payment would be increased by up to 25% of the target amount (up to a maximum of 175% of the target), but if the goal was not achieved, the award payment amount could be reduced by up to 40% of the target. For Fiscal

1996, some divisions achieved the CPC goal and others did not, which resulted in award payments made to division participants ranging from slightly more than the target amounts to substantially reduced payments. The Committee also has the discretion to reduce award payments made to division general managers, including certain named executive officers, by up to 10% in the event division performance is below Committee expectations, judged with respect to supplemental division performance goals specified in the plan. The Committee exercised this discretion with respect to Fiscal 1996.

      An executive's target award amount is based on a percentage of base salary, 50% for Mr. Melrose and 40% for the other named executive officers. The percentage is based on the executive's salary grade and job position and not on individual factors.

      The Committee has adopted amendments to the Annual Management Incentive Plan, which are being submitted to stockholders for approval in Proposal Three of this Proxy Statement. The amendments add two additional performance goal criteria for Committee use in establishing Annual Performance Awards and modifying participation factors.

      The Committee established a performance goal based on EPS as the basis for payment of a bonus with respect to the Transition Period, with the opportunity for an increased payment only if EPS exceeded a designated amount. If EPS had been lower than a preestablished amount, no award payment would have been made. Target award amounts were based on participation factors established under the Annual Management Incentive Plan, applied to Transition Period base compensation. Because EPS was achieved within the target range, award amounts were paid at the target level, without increase or reduction, and Mr. Melrose received a bonus equal to 50% of his Transition Period earned base compensation.

      LONG-TERM INCENTIVE COMPENSATION. Under the Continuous Performance Award Plan as in effect for the three year period ending with Fiscal 1996, performance awards could be earned by eligible executive officers if the Company achieved a financial goal based on average ROBE for the three year award term, as established by the Committee, and if the relative rank of the Company's average ROBE achieved compared favorably with ROBE rankings of all companies in the Company's peer group described above. The additional performance goal of net income growth was added with respect to Fiscal 1996 only, as approved by stockholders. The maximum value of a performance award (100%) could be earned only if the Company achieved performance goals that ranked among the top 25% of companies in the peer group. The amount of an award payment is reduced proportionately the lower the Company's performance ranks compared with the peer group, and no award is paid if the Company does not rank in the top 75%.

      If the Company's performance goals are achieved, the amount of an individual participant's award payment is determined based on the individual's participation factor, which is a percentage of base salary ranging from 25% to 100% established by the Committee based on the individual's position and level of responsibility. Mr. Melrose participates in the plan at a factor of 1.0 (one times base salary), which means that if the Company's ROBE and net income growth, weighted in accordance with the Committee's formula, rank in the top 25% of companies in the peer group, Mr. Melrose would receive a long-term incentive payment equal to his base salary during the last fiscal year of the award, as estimated in advance by the Committee.

      In Fiscal 1996, the Company's three year average ROBE performance ranked at the 57th percentile level among its peer group and its net income growth for Fiscal 1996 ranked at the 39th percentile, so that the amount of awards was 70.4% of the potential maximum for each named executive officer, including Mr. Melrose. In Fiscal 1996, 34% of Mr. Melrose's cash compensation was comprised of payments pursuant to the Continuous Performance Award Plan. This award is reflected in the Summary Compensation Table.

      With respect to the Transition Period, the Committee used the same EPS performance goal established in connection with the Transition Period annual bonus described above, as the basis for a bonus in lieu of an award under the Continuous Performance Award Plan. The amount of this bonus was determined by applying the individual participation factors otherwise applicable to plan participants under the Continuous Performance Award Plan to base compensation for the Transition Period. If EPS had been lower than a preestablished amount, no bonus in lieu of the usual Continuous Performance Award Plan bonus would have been paid. If the EPS goal had been exceeded, however, the amount of this bonus would not have been increased. Because the EPS target was achieved, Mr. Melrose received a bonus equal to 100% of his Transition Period earned base compensation.

      Under a Continuous Performance Award Plan formula, the Committee also grants to each participant a nonqualified stock option to purchase shares of Common Stock. If performance goals for the related performance award are not achieved, the number of shares subject to the option is reduced in accordance with the formula applicable to reduction of the Performance Award. The option is exercisable for only 90 days, following the Company's release of its earnings for the last year of the award term. Payment of the option exercise price is intended to be facilitated by the incentive compensation payments made near the time the option becomes exercisable. One of the purposes of this option is to encourage stock ownership by executive officers of the Company. No such options were awarded with respect to the Transition Period. Options related to the award payment made with respect to the three year period ended with Fiscal 1996 were reduced by 29.6%.

      In Fiscal 1995, a special committee of the Committee recommended, and the Board and stockholders approved, a special incentive compensation plan for Mr. Melrose, to encourage him to remain with the Company until his 60th birthday on July 31, 2000, while assuring the timely development and election of his successor as chief executive officer of the Company. Under the Chief Executive Officer Succession Incentive Agreement, on July 31, 1995, Mr. Melrose was awarded 17,467 shares of Common Stock and Common Stock performance units having a fair market value of $500,000, subject to forfeiture or reduction in the event performance goals related to the development and implementation of a senior management succession plan and chief executive officer succession plan are not met by target dates beginning in Fiscal 1997 and continuing through July 31, 2000. During Fiscal 1996, the Committee met with the Board, including Mr. Melrose, to discuss the status of development of the succession plan, including considering the advice of an executive search consultant. The Committee noted that press reports had suggested that Mr. Melrose would be required to retire from employment with the Company not later than July 31, 2000 in connection with the election of a successor under the Plan. The agreement with Mr. Melrose does not require that he retire from employment with the Company at any particular date, and therefore the Committee recommended to the Board, and the Board agreed, that the understanding regarding Mr. Melrose's retirement be made clear that Mr. Melrose is not required to retire on July 31, 2000. The Board has advised the Committee that it wishes to proceed with an orderly transition of top management of the Company as Mr. Melrose nears retirement age.

      STOCK OPTION PLANS. In addition to options granted in connection with the Continuous Performance Award Plan, the Committee makes stock option grants pursuant to the Company's stock option plans. Options are granted to all key management employees, including Mr. Melrose and the named executive officers, in amounts determined based on annual base salary, salary grade and the fair market value of the Common Stock on the date of grant. Except for performance-based options granted in connection with the Continuous Performance Award Plan, all options granted under the stock option plans have exercise prices that are equal to fair market value at the date of grant. In Fiscal 1996 and the Transition Period, Mr. Melrose was granted options to purchase a total of 49,093 shares pursuant to the plans.

      SECTION 162(M). Under Section 162(m) of the Code, no deduction by a publicly-held corporation is allowed for remuneration paid to certain highly compensated employees to the extent that the amount of such remuneration for a taxable year for such individual exceeds $1,000,000. Section 162(m) provides for the exclusion of performance-based compensation from remuneration that is otherwise subject to the deduction limitation. It is generally the policy of the Company that the components of executive compensation that are inherently performance-based should qualify for the exclusion from the deduction limitation under Section 162(m). The Committee believes that the annual incentive awards, stock options and long-term incentive awards described above currently qualify for the exclusion. The Committee also believes that while tax deductibility is an important factor, it is not the sole factor to be considered in setting executive compensation policy, and accordingly reserves the right, in appropriate circumstances, to pay amounts, in addition to base salary, which might not be deductible.

      Certain components of the incentive plan for the Transition Period resulting from the Company's change in fiscal year end were not submitted to stockholders. The Company anticipates that neither Transition Period incentive payments nor the remaining components of individual executive compensation during the Transition Period for each highly compensated employee should cause non-deductible compensation to exceed the Section 162(m) limitation for any such employee, and should therefore qualify for deductibility.

APPROVAL OF INCENTIVE PLANS

      All of the recommendations of the Committee with respect to compensation attributable to Fiscal 1996 were approved and adopted by the Board of Directors. In accordance with the Company's past practice under Section 16 of the Exchange Act and practice under Section 162(m), decisions regarding the grant of stock options and certain other awards continue to be made by the Committee and reported to the Board.

                                        Dale R. Olseth, Chairman
                                        Ronald O. Baukol
                                        Alex A. Meyer
                                        Robert H. Nassau

                                  PROPOSAL TWO
              AMENDMENTS TO THE CONTINUOUS PERFORMANCE AWARD PLAN

      The stockholders are being asked to consider and vote upon a proposal to amend the Continuous Performance Award Plan ("Performance Award Plan") (i) to modify the financial performance goals upon which awards may be based to eliminate net income growth as a performance measure, (ii) to establish a participation factor (the percentage of base salary utilized to determine the value of a participant's award) for Group Vice Presidents at .50 and (iii) to increase the participation factor for the Chief Financial Officer and other officers. Stockholder approval is sought to attempt to ensure that incentive bonus payments made under the Performance Award Plan continue to qualify as performance-based compensation for purposes of Section 162(m) of the Code. The plan was first adopted by the Board and approved by stockholders in 1991. The Board of Directors adopted amendments to the Performance Award Plan on November 19, 1996, subject to stockholder approval.

      The purpose of the Performance Award Plan is to provide an incentive to members of management of the Company who are primarily responsible for the management, growth and sound development of the business of the Company and its divisions and subsidiaries, to achieve the Company's long-term financial objectives, by making cash awards based on achievement of long-term performance goals ("Performance Awards").

      If stockholder approval is not received, the Compensation Committee will reconsider the amendments to the Performance Award Plan as they apply to compensation that may be paid to any person referred to in Section 162(m) and the plan will continue in effect as to such persons, as previously approved by stockholders.

DESCRIPTION OF THE PERFORMANCE AWARD PLAN

      The following summary description of material terms of the Performance Award Plan, as amended, is subject to the specific provisions contained in the Performance Award Plan, a copy of which is Exhibit A of this Proxy Statement. Defined terms have the meanings set forth in the Performance Award Plan.

      ELIGIBILITY AND ADMINISTRATION. Performance Awards may be made to any employee who has primary responsibility for and directly influences achievement of long-term financial results of the Company. Approximately 10 individuals currently receive Awards under the plan. The Performance Award Plan is administered by the Compensation Committee, which has the power to select employees to whom Performance Awards are made, to determine the terms of the Performance Awards, to prescribe rules and regulations relating to the Performance Award Plan and to construe and otherwise implement the Performance Award Plan.

      AWARD TERM. Performance Awards are generally granted for a term of three fiscal years commencing on the first day of the first year of the term and are payable only at the conclusion of the term. For the purpose of bringing a person who has not previously participated in the Performance Award Plan into the three year award cycle of the Performance Award Plan, the Committee may grant a one year or two year transition award, so that a Performance Award will be payable, if earned, at the end of each fiscal year of an individual's participation. The Committee may grant successive three year awards to any participant, and may grant partial year awards to new participants. A Performance Award may not be granted to a person who is covered by Section 162(m) later than 90 days after the commencement of the period of service to which the Performance Award relates or, under certain circumstances, after more than 25% of the period of service has elapsed.

      AWARD VALUE AND PARTICIPATION FACTORS. The value of a Performance Award is based on a Participant's actual base compensation paid during the last fiscal year of an Award Term, multiplied by an individual participation factor either set in the plan or determined by the Committee within a range established by the plan, which is intended to reflect the participant's ability to implement policy decisions which influence the financial results of the Company, or of its divisions or subsidiaries, and the participant's relative seniority within management. For any participant who is a person referred to in Section 162(m), the maximum dollar amount that may be paid under a Performance Award must be fixed at the time of grant. Participation factors, as amended, are 1.0 (or 100% of base compensation) for the Chief Executive Officer, .75 for the President and Chief Operating Officer, if one should be elected, .50 for the Group Vice Presidents and the Chief Financial Officer and .25 to .35 for other officers, including other named executive officers.

      PERFORMANCE GOALS. As amended, the Performance Award Plan provides that a Performance Award will be earned only if the Company achieves a financial performance goal based upon ROBE, as established by the Committee with respect to each Performance Award. The Committee amended the plan to eliminate net income growth compared to the peer group as a financial performance goal because the measure was too sensitive to extraordinary circumstances affecting companies in the peer group, leading to volatile results. The maximum value of a Performance Award ("Award Maximum") is earned if the Company achieves a ROBE that ranks on a percentile basis among the highest 75% of comparable earnings for corporations in the Industrial and Farm Equipment Group of the Fortune 500 (as reported for the calendar year ended during the applicable fiscal year of the Company). If the Company's ROBE ranks between the 75th and 50th percentile, the Award Payout will be reduced pro rata on a straight-line basis from 100% at the 75th percentile to two-thirds of the Award Maximum at the 50th percentile. If the Company's ROBE ranks between the 50th and 25th percentile, the Award Payout will be reduced further on a straight-line basis to zero at the 25th percentile, and at or below that level, no Award Payout will be made. No Award Payout may be earned by or paid to a participant during the first six months of any Award Term.

      MAXIMUM AWARD. The maximum dollar amount that may be paid to a participant with respect to any Performance Award is $1,500,000.

      PAYMENT. Before any payment is made under the plan, the Committee must certify in writing that the Performance Goal justifying the payment has been met. Award payments are made only in cash and the Performance Award Plan contemplates payment within a reasonable time following the end of any Award Term. A participant can elect to defer compensation under the Performance Award Plan in accordance with any cash deferred compensation plan of the Company in effect at the time.

      CHANGE OF CONTROL. Each Performance Award provides that in the event of a threatened or actual change of control of the Company (as defined in the Performance Award Plan) during the final six months of a one year Performance Award or after the first full year of the Award Term of any other Performance Award, the award will become immediately payable and the calculation of the amount to be paid will be based on the ROBE of the Company for the fiscal period then most recently ended.

      MISCELLANEOUS. A Performance Award may not be transferred. A participant may receive payment pursuant to an award only while an employee and only if continuously employed since the date of grant of the Performance Award, except that in the event of death, disability or retirement, an Award Payout, if otherwise earned, will be made with respect to the portion of the applicable Award Term completed at the date of such event. In addition, in the event of involuntary termination of employment of a participant during the Award Term, for reasons other than death, disability or retirement, an Award Payout will be made with respect to the portion of the applicable Award Term completed at the date of such event, and the payment will be based on the ROBE of the Company for the fiscal period then most recently ended and the most recent Fortune 500 publication then available.

      STOCK OPTIONS. At the time of granting a Performance Award, the Committee will also grant to each participant a nonqualified stock option to purchase shares of Common Stock under the Company's then effective stock option plan, on terms and conditions permitted under such stock option plan. The number of shares to be covered by each stock option will be determined as follows: (i) the estimated base compensation of the participant for the first fiscal year of the Award Term will be multiplied by (ii) the participation factor applicable to the participant and the result will be multiplied by (iii) either 1.0 for a one year Award Term, 1.05 for a two year Award Term or 1.1 for a three year Award Term, and the result will be divided by (iv) the fair market value of one share of Common Stock, calculated by taking the average of the closing prices of the Common Stock for the three months prior to the date of grant. However, if the Company's ROBE performance as compared with other corporations comprising the Industrial and Farm Equipment Group of the Fortune 500 ranks below the 75th percentile, the number of shares subject to the option will be reduced on a formula basis as provided in the Performance Award Plan and becomes zero at or below the 25th percentile.

      The calculation of whether the ROBE performance goal has been achieved will be made and certified by the Committee promptly after the end of each fiscal year. Provided the Committee has done so, the option will become exercisable on the date the Company releases to the public its earnings for the prior fiscal year, and will remain exercisable until 90 days thereafter. In the event of a threatened or actual Change of Control of the Company, each option will become immediately exercisable in the full option amount, unless otherwise not permitted under the Company's then effective stock option plan or federal securities laws.

      PLAN AMENDMENT AND TERMINATION. The Committee may, in its sole discretion, amend, suspend or terminate the Performance Award Plan at any time, with or without advance notice to plan participants, provided that no amendment to the Plan will be effective that would increase the maximum amount that may be paid to a plan participant, that would change the financial performance goal or that would modify the requirements as to eligibility for participation, unless the stockholders of the Company approve such change in accordance with the requirements of Section 162(m).

PLAN BENEFITS

      The benefits or amounts that will be received by or allocated to the Chief Executive Officer, the named executive officers, executive officers and officers who are not executive officers under the Performance Award Plan are not presently determinable. Amounts received by Mr. Melrose and the named executive officers during the last fiscal year are set forth in the Summary Compensation Table on page 9 and the Long-Term Incentive Compensation Table on page 14. Amounts received by or allocated to the executive officers as a group, as of October 31, 1996, equaled $641,854. Amounts received by or allocated to all employees, including all officers who were not executive officers, as a group, as of October 31, 1996, equaled $673,573. No payments under this plan were made for the Transition Period. Directors who are not executive officers and employees of the Company do not receive benefits under the Performance Award Plan. Subject to the limitations imposed by Section 162(m), the Committee may amend the Performance Award Plan so that the allocation of benefits may be altered and costs may be increased.

      VOTE REQUIRED. THE AFFIRMATIVE VOTE OF A MAJORITY OF SHARES OF COMMON STOCK PRESENT IN PERSON OR REPRESENTED BY PROXY AT THE ANNUAL MEETING IS REQUIRED FOR THE ADOPTION OF ITEM 2. ALL PROXIES WILL BE VOTED FOR ITEM 2 UNLESS A CONTRARY CHOICE IS INDICATED.

                                 PROPOSAL THREE
               AMENDMENTS TO THE ANNUAL MANAGEMENT INCENTIVE PLAN

      The stockholders are being asked to consider and vote upon a proposal to amend the Annual Management Incentive Plan (the "Annual Plan") (i) to add economic value added and division profit adjustment to the permissable financial performance goals upon which awards may be based and (ii) to eliminate fixed participation factors (percentages of base salary utilized to determine the value of a participant's award) for appointed officers and director level employees and to establish a range from 25% to 40% for participation factors for those employees. Stockholder approval is sought to attempt to ensure that incentives under the Annual Plan continue to qualify as performance-based compensation for purposes of Section 162(m) of the Code. The Annual Plan was approved by stockholders on March 12, 1996 and was amended by the Compensation Committee and the Board of Directors on January 20, 1997, subject to stockholder approval.

      The purpose of the Annual Plan is to reinforce the financial goals of the Company by providing key employees, including executive officers, with an opportunity to earn financial rewards based upon the attainment of corporate, and in some cases, division goals.

      If stockholder approval of the amendments to the Annual Plan is not received, the Compensation Committee will reconsider the amendments as they apply to compensation that may be paid to any person referred to in Section 162(m), and the Annual Plan will continue in effect as to such persons as previously approved by stockholders.

DESCRIPTION OF THE ANNUAL PLAN

      The following summary description of material terms of the Annual Plan, as amended, is subject to the specific provisions contained in the Annual Plan, a copy of which is Exhibit B of this Proxy Statement. Defined terms have the meanings set forth in the Annual Plan.

      PURPOSE. The purpose of the Annual Plan is to provide an annual incentive to reinforce achievement of the performance goals of the Company; to link a significant portion of a participating employee's compensation to the achievement by the Company, and in certain cases, a division, of performance goals; and to attract, motivate and retain key employees on a competitive basis.

      ELIGIBILITY AND PARTICIPATION. Participation is limited to key employees of the Company, including executive officers, who are in a position to have a significant, positive impact on the Company's financial results, as determined by the Committee. Approximately 67 individuals, including the Company's Chief Executive Officer and the named executive officers, currently receive awards under the Annual Plan.

      AWARD AMOUNTS. The target amount "Target Payout" that may be paid with respect to an Annual Performance Award is determined by the Committee and is based on a percentage of a Plan Participant's annual base salary (a "participation factor"), within a range established by the Annual Plan and subject to adjustment as provided in the Annual Plan. The participation factors, which are intended to reflect a Plan Participant's level of responsibility, are 50% for the Chairman and Chief Executive Officer, 45% for the President and Chief Operating Officer, if one should be elected, 40% for other elected officers, including the named executive officers, and 25 to 40% for other officers and employees.

      PERFORMANCE GOALS. An award payment under an Annual Performance Award will be made only upon the achievement of Company Performance Goals established by the Committee in writing not later than 90 days after the beginning of the fiscal year to which the Performance Goals relate. The Committee may also establish Maximum Payouts of up to 175% of Target Payouts in the event Performance Goals are exceeded by an amount specified by the Committee. At the time Annual Performance Awards are made, the Committee may decrease Target Payouts by up to 40% or increase Maximum Payouts by up to 25% but not above 175%, for division vice presidents and managers to reflect division specific Performance Goals. The Committee has the discretion to reduce by up to 10% amounts that would otherwise be paid to a division vice president or general manager based on the Committee's evaluation of the quality of division performance. The Committee may establish curves or other measurements for determination of the amount of prorated payments for achievement of Performance Goals at less than the Target Payout or Maximum Payout. With respect to any Participant who is a person referred to in
Section 162(m) of the Code, the Committee has the discretion to decrease the amount of an award payment under the Annual Plan, but may not under any circumstances increase such payment.

      Performance Goals may be based on earnings per share (EPS), return on average net assets (ROANA), division controllable profit contribution, return on equity, revenue growth, earnings growth, division profit adjustment or economic value added (EVA). EVA and division profit adjustment are the performance goals added by the Committee for which stockholder approval is sought. EVA is a measure similar to the microeconomic concepts of economic profit and opportunity cost, which measure the economic return to stockholders on capital utilized in a company's operating units. Division profit adjustment is controllable profit contribution less interest which the Committee may use as a means to convert to EVA. Each performance goal is to be specifically defined by the Committee on a Company basis or division basis. Supplemental Performance Goals for division vice presidents and managers may be established by the Committee and may be based on division specific operating performance goals including revenue growth, sustained earnings, product warranty experience, product recalls or inventory levels.

      MAXIMUM AWARD. To comply with Code limitations, the maximum amount a Plan Participant may be paid under an Annual Performance Award with respect to any fiscal year is $1,500,000.

      PAYMENTS. Before any payment is made under the Annual Plan, the Committee must certify in writing that the Performance Goals established with respect to an Annual Performance Award have been met. To the extent necessary with respect to any fiscal year, in order to avoid any undue windfall or hardship due to external causes, the Committee may make the determination as to whether a Performance Goal has been achieved without regard to the effect on the Performance Goal measure, as it may otherwise be presented in the financial statements, of any change in accounting standards, any acquisition by the Company not planned for at the time the Performance Goals are established, any Board-approved extraordinary or non-recurring event or item.

      ADMINISTRATION. The Annual Plan is administered by the Committee which has broad authority to administer and interpret the Annual Plan, establish policies under the Annual Plan, amend the Plan, select Participants, establish Performance Goals, make awards or terminate the Annual Plan, in its sole discretion.

      PLAN AMENDMENT AND TERMINATION. The Committee may, in its sole discretion, amend, suspend or terminate the Annual Plan at any time, with or without advance notice to Plan Participants, provided that no amendment to the Plan will be effective which would increase the maximum amount that may be paid to a Plan Participant, which would change the stated Performance Goal criteria or which would modify the requirements as to eligibility for participation, unless the stockholders of the Company approve such change in accordance with the requirements of Section 162(m).

      EFFECTIVE DATE OF THE PLAN. The Annual Plan first became effective on August 15, 1995. Any amendment to the Annual Plan will be effective on the date established by the Committee, subject to stockholder approval.

      PLAN BENEFITS. The benefits or amounts that will be received by or allocated to the Chief Executive Officer, the named executive officers and executive officers and officers who are not executive officers under the Annual Plan as amended are not presently determinable. Amounts received by Mr. Melrose and the named executive officers during the last fiscal year are set forth in the Summary Compensation Table on page 9. Amounts received by or allocated to the executive officers as a group, as of October 31, 1996, equaled $885,195. Amounts received by or allocated to all employees, including all officers who were not executive officers, as a group, as of October 31, 1996, equaled $1,369,542. Directors who are not executive officers and employees of the Company do not receive benefits under the Annual Plan. Subject to the limitations imposed by Section 162(m), the Committee may amend the Annual Plan so that the allocation of benefits may be altered and costs may be increased.

      VOTE REQUIRED. THE AFFIRMATIVE VOTE OF A MAJORITY OF SHARES OF COMMON STOCK PRESENT IN PERSON OR REPRESENTED BY PROXY AT THE ANNUAL MEETING IS REQUIRED FOR THE ADOPTION OF ITEM 3. ALL PROXIES WILL BE VOTED FOR ITEM 3 UNLESS A CONTRARY CHOICE IS INDICATED.

                       SELECTION OF INDEPENDENT AUDITORS

      The Audit Committee of the Board of Directors has selected KPMG Peat Marwick LLP to serve as independent auditors to the Company for Fiscal 1997. Although it is not required to do so, the Board of Directors wishes to submit the selection of KPMG Peat Marwick LLP for stockholder approval at the meeting.

      A representative of KPMG Peat Marwick LLP is expected to be present at the Annual Meeting with the opportunity to make a statement if so desired, and to be available to respond to appropriate questions.

      VOTE REQUESTED. THE BOARD OF DIRECTORS RECOMMENDS A VOTE TO APPROVE THE SELECTION OF KPMG PEAT MARWICK LLP. IF THE HOLDERS OF A MAJORITY OF THE SHARES OF COMMON STOCK REPRESENTED AT THE MEETING DO NOT APPROVE THE SELECTION OF PUBLIC ACCOUNTANTS, THE BOARD OF DIRECTORS WILL RECONSIDER ITS SELECTION. ALL PROXIES WILL BE VOTED FOR ITEM 4 UNLESS A CONTRARY CHOICE IS INDICATED.

                 STOCKHOLDER PROPOSALS FOR 1998 ANNUAL MEETING

      The 1998 Annual Meeting of Stockholders is expected to be held on March 12, 1998. Unless the date of the 1998 Annual Meeting is changed, a stockholder proposal must be received by the Secretary of the Company no later than the close of business on October 13, 1997, in order to be included in the Company's Proxy Statement for the 1998 Annual Meeting. Procedures for nominations by a stockholder of a person for election as a director at the 1998 Annual Meeting, or any other meeting, are described on page 2.

            SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

      The rules of the Securities and Exchange Commission require disclosure by the Company of the identity of directors, executive officers and beneficial owners of more than 10% of the Common Stock of the Company who did not file on a timely basis reports required by Section 16 of the Exchange Act. Based solely on a review of copies of those reports received by the Company, or written representations from certain reporting persons that no Form 5 reports were required for those persons, the Company believes that all directors, executive officers and greater than 10% owners complied with all filing requirements applicable to them during Fiscal 1996, except that a Form 4 report with respect to one transaction was inadvertently filed late on behalf of Stephen P. Wolfe, an executive officer of the Company.

                                 OTHER MATTERS

      The management of the Company knows of no other matters that may come before the Annual Meeting. However, if matters other than those referred to above should properly come before the Annual Meeting, it is the intention of the persons named on the enclosed proxy card to vote such proxy in accordance with their best judgment.

Dated: February 10, 1997                   BY ORDER OF THE BOARD OF DIRECTORS

                                                      [SIGNATURE]
                                                  J. LAWRENCE MCINTYRE
                                         Vice President, Secretary and General
                                                        Counsel

                                                                       EXHIBIT A

                                THE TORO COMPANY
                       CONTINUOUS PERFORMANCE AWARD PLAN

1. PURPOSE OF THE PLAN. The purpose of the Continuous Performance Award Plan (the "Plan") is to provide an incentive to members of management of The Toro Company (the "Company") who are primarily responsible for the management, growth and sound development of the business of the Company to achieve the Company's long-term financial objectives, by making awards based on achievement of performance goals ("Performance Awards").

2. ADMINISTRATION. The Plan shall be administered by the Compensation Committee of the Board of Directors of the Company, or its successor committee (the "Committee"), it being intended that members of the Committee shall qualify to administer the Plan as contemplated by Rule 16b-3 promulgated under the Securities Exchange Act of 1934 (the "Exchange Act") or any successor rule, and as contemplated by Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code") and the rules and regulations thereunder, and provided further that, if the stock options granted pursuant to paragraph 5 hereof are authorized to be granted under the Company's stock option plans, the members of the Committee shall also have authority to act under those plans. The Committee shall have power to select employees to whom Performance Awards are made, to determine the terms of the Performance Awards consistent with the Plan, to prescribe rules and regulations relating to the Plan and to construe and otherwise implement the Plan.

3. ELIGIBILITY. Performance Awards may be made to any employee who has primary responsibility for and directly influences achievement of long-term financial results of the Company. Officers of the Company who are also members of the Board of Directors shall be eligible to receive Performance Awards. Members of the Committee shall not be eligible to receive Performance Awards. Individuals to whom Performance Awards are made are referred to as "Participants."

4. TERMS OF AWARDS. Performance Awards shall be evidenced by written agreements in such form, not inconsistent with this Plan, as the Committee shall approve from time to time, which agreements shall contain in substance the following terms and conditions:

    a. "AWARD TERM". Unless otherwise provided herein, each Performance Award shall have a term of three fiscal years and shall be payable only at the conclusion of such term. Notwithstanding the foregoing, and for the purpose of bringing a Participant who has not previously participated in this Plan into the three year award cycle of the Plan, the Committee may grant, in addition to a three year Performance Award, a Performance Award having a term of one fiscal year and a Performance Award having a term of two fiscal years, such that an award will be payable, if otherwise earned, at the conclusion of each of the first two fiscal years after commencement of participation in the Plan. The Committee may, in its discretion, grant additional, successive three year Performance Awards to any Participant with respect to subsequent three year periods. Notwithstanding the foregoing, the Committee may, in its discretion, make Performance Awards having a duration of less than the normal Award Term to an individual who is selected to first become a Participant at a time other than the beginning of a fiscal year of the Company or to reflect a fiscal transition period resulting from a change in fiscal year end or similar significant event; provided that such award shall otherwise be generally on the same terms and conditions applicable to Performance Awards granted as of the first day of the applicable fiscal year.

       SPECIAL RULE FOR PERSONS REFERRED TO IN SECTION 162(M). If a Performance Award is granted at a time other than the beginning of a fiscal year, such award shall not be granted later than 90 days after the commencement of the period of service to which the Performance Award relates or after more than 25% of the period of service has elapsed, in accordance with the provisions of subparagraph 4.c.ii hereof.

    b. DATE OF GRANT. Except as otherwise permitted under this Plan, Performance Awards, whether one year, two year or three year awards, shall be granted as of the date which marks the first day of any Award Term.

    c. BASIS OF AWARD.

       i. The maximum amount that may be paid with respect to any Performance Award (the "Award Maximum") shall be determined by multiplying (a) the base compensation actually paid to the Participant during the period of any one-year Award Term or the last fiscal year of any multiple-year Award Term, as the case may be, exclusive of any bonus or other incentive compensation but including deferred compensation, times (b) a participation factor, which represents a percentage of base compensation (such as .25 for 25% of base compensation) determined by the Committee at the time an award is granted, which is intended to reflect the Participant's ability to influence the financial results of the Company or of its divisions or subsidiaries and the Participant's relative seniority within management.

             SPECIAL RULE FOR PERSONS REFERRED TO IN SECTION 162(M): With respect to a Performance Award granted to a person referred to in
             Section 162(m), the maximum dollar amount of the Award Maximum shall be set by the Committee at the time of grant of a Performance Award and the Committee shall have the discretion to decrease this maximum dollar amount but may not increase such amount with respect to a Performance Award granted to a person referred to in Section 162(m). The participation factors applicable to such persons, which are intended to reflect a Plan Participant's level of responsibility, are 1.0 for the Chairman and Chief Executive Officer, .75 for the President and Chief Operating Officer, if one should be elected, .50 for the Group Vice Presidents and Chief Financial Officer, and .25 to .35 for other officers, including other named executive officers.

       ii. The Committee shall establish a financial performance goal based on the Company's relative performance in achieving a return on beginning stockholders equity ("ROBE") as compared with other similarly classified Fortune 500 companies (the "Performance Goal"), and the amount that shall be paid (the "Award Payout") with respect to each Performance Award shall be based on the achievement by the Company of such Performance Goal during the applicable Award Term; provided that the Performance Goal shall be established not later than 90 days after the commencement of the period of service to which the Performance Goal relates, provided that the outcome is substantially uncertain at the time the Committee actually establishes the Performance Goal; and provided further that in no event will a Performance Goal be considered to be preestablished if it is established after 25% of the period of service (as scheduled in good faith at the time the Performance Goal is established) has elapsed.

             SPECIAL RULE FOR PERSONS REFERRED TO IN SECTION 162(M): In no case shall the Award Payout with respect to a Performance Award granted to a person referred to in Section 162(m) exceed the maximum dollar amount established by the Committee in accordance with the Special Rule set forth in subparagraph 4.c.i. or set forth in subparagraph 4.e.

    d. CALCULATION OF AWARD PAYMENT.

       i. STANDARD CALCULATION. The Company's ROBE for each fiscal year shall be converted to a percentile score (the "Percentile Score") by comparing the ROBE to comparable data for all companies in the Industrial and Farm Equipment Group of Fortune 500 (as reported for the calendar year ended during such fiscal year). The one year Percentile Score shall be used to determine the Award Payout with respect to a one year Award Term and the average of the Percentile Scores for a two or three year Award Term shall be used in determining the Award Payout for any multiple year Performance Award. If the Percentile Score (or average Percentile Score for a two or three year Award Term) is: (a) at or above the 75th percentile, each Participant shall be paid the Award Maximum; (b) between the 50th and 75th percentile, each Participant shall be paid an amount equal to two-thirds of the Award Maximum at the 50th percentile and ranging up on a straight line basis to 100% of the Award Maximum at the 75th percentile; (c) between the 25th and 50th percentile, each Participant shall be paid two-thirds of the Award Maximum at the 50th percentile and ranging down on a straight line basis to zero at the 25th percentile; and (d) at or below the 25th percentile, no Performance Award shall be paid. The Award Payout with respect to a Performance Award covering two or three fiscal years shall not be earned or paid until the completion of the final fiscal year of the Award Term. However, no Award Payout will be earned or paid to any participant during the first six months of any Award Term.

       ii. Notwithstanding the provisions of subparagraph i of this subparagraph 4.d., any individual who has participated in the Plan for less than a full fiscal year during a one year Award Term shall receive a payment only for that portion of the fiscal year during which the individual was a Participant (expressed as a percentage and based on a 360 day year).

    e. MAXIMUM AWARD PAYMENT. Notwithstanding any other provision of this Plan, the maximum dollar amount a Participant may be paid under a Performance Award with respect to any Award Term is $1,500,000. The Committee may in its discretion, decrease this maximum, but may not under any circumstances increase this maximum.

    f. PAYMENT. Before any payment is made under the Plan, the Committee must certify in writing that the Performance Goal justifying the payment has been met. Subject to the provisions of subparagraph 4.g. hereof, any amount earned with respect to a Performance Award shall be paid in cash within a reasonable time after the last day of the Award Term and after the Committee has certified in writing that the applicable Performance Goal and any other material terms were satisfied. A Participant shall have no control over the date of payment.

    g. CHANGE OF CONTROL. Each Performance Award shall provide that in the event of a threatened or actual Change of Control of the Company after one full year of any multiple year Award Term, or during the final six months of a one year Award Term, any such Performance Award shall become immediately payable and the calculation of the amount payable shall be based on the ROBE of the Company for the fiscal period most recently ended and the most recent Fortune 500 publication then available. A Change of Control means the earliest to occur of (a) a public announcement that a party shall have acquired or obtained the right to acquire beneficial ownership of 20% or more of the outstanding shares of Common Stock of the Company,
       (b) the commencement of, or announcement of an intention to make, a tender offer or exchange offer the consummation of which would result in the beneficial ownership by a party of 30% or more of the outstanding shares of Common Stock of the Company or (c) the occurrence of a tender offer, exchange offer, merger, consolidation, sale of assets or contested election or any combination thereof, that causes the persons who were directors of the Company immediately before such Change of Control to cease to constitute a majority of the Board of Directors of the Company or any parent of or successor to the Company.

    h. TRANSFERABILITY. No Performance Award granted hereunder may be transferred by a Participant. A Participant may receive payment with respect to a Performance Award only while an employee of the Company or a parent or subsidiary of the Company and only if he or she has been continuously employed since the date the Performance Award was granted; provided, however, that:

       i. In the event of the death, disability or retirement of a Participant, an Award Payout shall be made if otherwise earned in accordance with subparagraph 4.d. hereof, with respect to the portion of the applicable Award Term completed at the date of such event (based on a 360 day year and expressed as a percentage). The amount shall be calculated and paid in accordance with the applicable provisions of subparagraphs 4.d. and 4.e., notwithstanding the earlier occurrence of such event.

       ii. In the event of involuntary termination of employment of a Participant, during the Award Term, for reasons other than death, disability or retirement, an Award Payout shall be made, if otherwise earned in accordance with subparagraph 4.d. hereof, with respect to the portion of the applicable Award Term completed at the date of such event (based on a 360 day year and expressed as a percentage). Any payment made under this subparagraph 4.h.ii shall be based on the ROBE of the Company for the fiscal period then most recently ended and the most recent Fortune 500 publication then available.

5. STOCK OPTIONS. At the time of granting any Performance Award, the Committee shall grant to each Participant options to purchase shares of the Common Stock, $1.00 par value and related Preferred Share Purchase Rights, of the Company (the "Common Stock") under the Company's then effective stock option plan or plans, on such terms and conditions as may be required or permitted under such stock option plan, provided, however, that the following terms shall be applicable unless otherwise not permitted by such stock option plan:

    a. Each Participant shall be granted one option with respect to each Performance Award.

    b. The number of shares to be subject to an option granted to a Participant (the "Option Amount") shall be determined by: multiplying (i) the estimated base compensation of the Participant during the first fiscal year of the Award Term, as determined by the Human Resources department of the Company, exclusive of any bonus or other incentive compensation but including deferred compensation; times (ii) the participation factor described in subparagraph 4.c.i above; times (iii) 1.0 for a one-year Award Term, 1.05 for a two-year Award Term, and 1.1 for a three-year Award Term; and dividing that result by (iv) the Fair Market Value of one share of Common Stock of the Company determined in accordance with subparagraph 5.d. hereof.

    c. Notwithstanding paragraph 5.b., the number of shares subject to an option shall be subject to reduction as follows: If the Company's Percentile Score (or average Percentile Score for a multiple year Award Term) as calculated in accordance with subparagraph 4.d. above, is not at or above the 75th percentile, but is at or above the 25th percentile, a portion of the option related to the applicable Performance Award shall be deemed to expire so that the number of shares subject to the option shall be reduced pro rata on a straight-line basis (full shares only) to two-thirds of the Option Amount at a 50th Percentile Score and to zero at a 25th Percentile Score, on the same basis as provided in subparagraph 4.d. above. Thus, if the Company does not achieve a Performance Goal equal to at least the 25th percentile as herein provided for the Award Term, the option shall expire automatically. The calculation required by this subparagraph shall be made and certified by the Committee promptly after the end of each fiscal year, and any option or portion of an option deemed to expire shall expire automatically upon the making of such calculation. The Committee shall promptly notify the Participants of the results of the calculation.

    d. The exercise price per share under any option shall be the fair market value of one share of Common Stock of the Company. The fair market value of one share of Common Stock, for the purpose of determining the Option Amount and the exercise price per share, shall be the average closing price of the Common Stock on the New York Stock Exchange for the three month period immediately prior to the grant date, provided that such result shall otherwise be in accordance with the then effective stock option plan.

    e. An option granted with respect to any Performance Award, or the portion thereof which remains after application of subparagraph 5.c. above, shall become exercisable on the date the Company's releases to the public its earnings for the prior fiscal year and shall remain exercisable until 90 days thereafter. If permitted under the then effective stock option plan or under applicable securities laws, each option shall provide that in the event of a Change of Control of the Company during the Award Term, the option shall become immediately exercisable in the full Option Amount and the calculation pursuant to paragraph 5.c. shall not be applicable.

    f. An option shall, by its terms, expire upon the termination of employment of a Participant, except that in the event of retirement by a Participant after the end of an Award Term, such retired Participant shall be entitled to exercise the option or options involved during the period provided in subparagraph 5.e. above.

6. PLAN AMENDMENT AND TERMINATION. The Committee may, in its sole discretion, amend, suspend or terminate the Plan at any time, with or without advance notice to Plan Participants, provided that no amendment to the Plan shall be effective which would increase the maximum amount payable under paragraph 4.e. to a Participant who is a person referred to in Section 162(m), which would change the Performance Goal applicable to a Participant who is a person referred to in Section 162(m) for payment of awards stated under paragraph 4.c.ii.; or which would modify the requirements as to eligibility for participation under paragraph 3, unless the stockholders of the Company shall have approved such change in accordance with the requirements of
    Section 162(m). Under no circumstances may the Plan be amended to permit the Committee to increase an Award Payment in contravention of the requirements of paragraph 4.c.i.

7. GOVERNING LAW. The Plan shall be construed, administered and governed in all respects under and by the applicable laws of the State of Delaware.

8. EFFECTIVE DATE OF THE PLAN AND AMENDMENTS. The Plan first became effective on August 1, 1991. Any amendment to the Plan shall be effective on the date established by the Committee, subject to stockholder approval, if required under the provisions of paragraph 6.

    As amended by the Compensation Committee and Board of Directors November 19, 1996, subject to stockholder approval.

                                                                       EXHIBIT B

                                THE TORO COMPANY
                        ANNUAL MANAGEMENT INCENTIVE PLAN

1. PLAN PURPOSE. The purpose of The Toro Company Annual Management Incentive Plan (the "Plan") is to provide an annual incentive to reinforce achievement of the performance goals of The Toro Company (the "Company"); to link a significant portion of a participating employee's annual compensation to the achievement by the Company, and in certain cases, a division, of performance goals; and to attract, motivate and retain key employees on a competitive basis by making awards based on achievement of performance goals for each fiscal year of the Company ("Annual Performance Awards").

2. ELIGIBILITY AND PARTICIPATION. Within the first 90 days of each fiscal year, or before the first 25% of a shorter performance period has elapsed, the Compensation Committee (the "Committee") shall select as recipients of Annual Performance Awards ("Plan Participants") those employees who, through their position or performance, can have a significant, positive impact on the Company's financial results. Nominations may be made to the Chief Executive Officer and presented by the Chief Executive Officer to the Committee. Plan Participants are designated to participate in the Plan for one fiscal year, but may be renominated and selected again. Newly-hired and newly-promoted employees may be selected as participants after the first 90 days of a fiscal year.

3.  AWARD AMOUNTS.

    a. TARGET PAYOUT. The target amount that may be paid with respect to an Annual Performance Award (the "Target Payout") shall be determined by the Compensation Committee and shall be based on a percentage of a Plan Participant's actual annual base salary ("Participation Factor"), within the range established by this subparagraph, and subject to adjustment as provided in subparagraph 4.b. The Participation Factors, which are intended to reflect a Plan Participant's level of responsibility, are 50% for the Chairman and Chief Executive Officer, 45% for the President and Chief Operating Officer, if one should be elected, 40% for other elected officers, including the named executive officers, and 25 to 40% for other officers and employees. The Chief Executive Officer may approve modifications to the foregoing Participation Factors for any participant who is not a person referred to in Section 162(m) of the Internal Revenue Code of 1986, as amended, or the regulations thereunder ("Section 162(m)"), if such modification is based on level of responsibility.

    b. MAXIMUM PAYOUT. The Committee may also establish a maximum potential payout level (the "Maximum Payout") with respect to an Annual Performance Award of up to 175% of the Target Payout in the event Performance Goal targets are exceeded by an amount established by the Committee at the time Performance Goals are established. The Committee may establish curves or other measurements for prorating the amount of payout for achievement of Performance Goals at less than the Target Payout or Maximum Payout.

    c. DIVISION PAYOUT. At the time an Annual Performance Award is made, the Committee may decrease the Target Payout by up to 40% or increase the Maximum Payout by up to 25% for division Plan Participants but not above 75%, to reflect division specific Performance Goals. The Committee shall also have the discretion to reduce by an amount up to 10% the amount that would otherwise be paid under the division payout formula to a division vice president or general manager based on the Committee's evaluation of the quality of division performance.

    d. SECTION 162(M) MAXIMUM. With respect to any Plan Participant who is or may become a person referred to in Section 162(m), the maximum dollar amount that may be paid under an Annual Performance Award shall be set at the time the Committee grants the award and establishes the Performance Goals (as defined in subparagraph 4.a.) under the award.

4.  PERFORMANCE GOALS.

    a. ESTABLISHMENT. The Target Amount of an Annual Performance Award shall be paid to a Plan Participant only if the Company achieves Performance Goals, based on the criteria set forth in paragraph (4.b.) ("Performance Goals"), established by the Committee in writing not later than 90 days after the commencement of the fiscal year to which the Performance Goal relates, provided that the outcome is substantially uncertain at the time the Committee establishes the Performance Goal; and provided further that in no event will a Performance Goal be considered to be preestablished if it is established after 25% of the period of service (as scheduled in good faith at the time the Performance Goal is established) has elapsed.

    b. PERFORMANCE GOAL CRITERIA. Performance Goals to be established under subparagraph 4.a. shall be based on earnings per share (EPS), return on average net assets (ROANA), division profit adjustment, division controllable profit contribution, return on equity, revenue growth, earnings growth or economic value added (EVA). Supplemental Performance Goals for division vice presidents and managers that may be established under subparagraph 4.a. may be based on division specific operating performance goals including revenue growth, sustained earnings, product warranty experience, product recalls or inventory levels. Each Performance Goal is to be specifically defined by the Compensation Committee on a Company basis or division basis and/or in comparison with peer group performance.

5. DISCRETION TO DECREASE AWARD PAYMENT. With respect to any Plan Participant who is a person referred to in Section 162(m), the Committee shall have the discretion to decrease an award payment under an Annual Performance Award, but may not under any circumstances increase such amount.

6. MAXIMUM AWARD PAYMENT. Notwithstanding any other provision of this Plan, the maximum dollar amount a Plan Participant may be paid under an Annual Performance Award with respect to any fiscal year is $1,500,000. The Committee may, in its discretion, decrease this maximum, but may not, under any circumstances, increase this maximum.

7. PAYMENTS. Before any payment is made under the Plan, the Committee must certify in writing that the Performance Goals established with respect to an Annual Performance Award have been achieved. To the extent necessary with respect to any fiscal year, in order to avoid any undue windfall or hardship due to external causes, the Committee may make the determination as to whether a Performance Goal has been achieved without regard to the effect on the Performance Goal measure, as it may otherwise be presented in the financial statements, of any change in accounting standards, any acquisition by the Company not planned for at the time the Performance Goals are established, or any Board-approved extraordinary or non-recurring event or item.

8.  TRANSFERABILITY. Awards shall not be assignable or transferable.

9. ADMINISTRATION. The Committee shall have the authority to administer the Plan; establish policies under the Plan; amend the Plan, subject to the provisions of paragraph 11; interpret provisions of the Plan; select Plan Participants; establish Performance Goals; make Annual Performance Awards; or terminate the Plan, in its sole discretion. The Committee may delegate certain of these activities and all decisions not required to be exercised by it under Section 162(m), as it solely determines. All decisions of the Committee shall be final and binding upon all parties including the Company, its stockholders and Plan Participants.

10. GOVERNING LAW. The Plan shall be construed, administered and governed in all respects under and by the applicable laws of the State of Delaware.

11. PLAN AMENDMENT AND TERMINATION. The Committee may, in its sole discretion, amend, suspend or terminate the Plan at any time, with or without advance notice to Plan Participants, provided that no amendment to the Plan shall be effective that would increase the maximum amount payable under paragraph 6 to a Plan Participant who is a person referred to in Section 162(m); that would change the Performance Goal criteria applicable to a Plan Participant who is a person referred to in Section 162(m) for payment of awards stated under paragraph 4; or that would modify the requirements as to eligibility for participation under paragraph 2, unless the stockholders of the Company shall have approved such change in accordance with the requirements of
    Section 162(m). Under no circumstances may be Plan be amended to permit the Committee to increase an award payment in contravention of the requirements of paragraph 5.

12. EFFECTIVE DATE OF THE PLAN AND AMENDMENTS. The Plan first became effective on November 1, 1995. Any amendment to the Plan shall be effective on the date established by the Committee, subject to stockholder approval, if required under the provisions of paragraph 11.

As amended by the Compensation Committee and Board of Directors, January 20, 1997, to be effective as of November 1, 1996, subject to stockholder approval.

                                  THE TORO COMPANY
                                   ANNUAL MEETING

                                  The Toro Company
                             8111 Lyndale Avenue South
                            Bloomington, Minnesota 55420

                                   MARCH 13, 1997
                          3:00 P.M. CENTRAL STANDARD TIME

                                Please detach here

                                  The Toro Company

                                      [LOGO]

                                Please detach here

UNLESS YOU INDICATE OTHERWISE, THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE BOARD OF DIRECTORS' RECOMMENDATIONS.

  1. Election of Directors / / FOR all nominees listed    / / WITHHOLD AUTHORITY
                               below (except as marked to
                               the contrary below)

              Janet K. Cooper   Kendrick B. Melrose   Edwin H. Wingate

(INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ONE OR MORE INDIVIDUAL NOMINEES, STRIKE A LINE THROUGH THE NOMINEE'S NAME.)

  2. Approval of Amendment of Continuous Performance Award Plan
                              FOR / /    AGAINST / /    ABSTAIN / /
  3. Approval of Amendment of Annual Management Incentive Plan
                              FOR / /    AGAINST / /   ABSTAIN / /
  4. Approval of Selection of Independent Auditors
                              FOR / /    AGAINST / /   ABSTAIN / /
  5. To consider and act upon such other matters as may properly come before the meeting or any adjournments thereof.

                                                  TORO INV. & SVGS. PLAN
                                                  PLYMOUTH 401(K) PLAN
                                                  REGISTERED STOCK


                                            ------------------------------------

                                            ------------------------------------
                                            SIGNATURE(S)                    DATE

                                              This Proxy Card must be Signed
                                              Exactly as Name Appears thereon

                                            When shares are held by joint
                                            tenants, both should sign. When
                                            signing as attorney, executor,
                                            administrator, trustee or guardian,
                                            please give full title as such. If a
                                            corporation, please sign in full
                                            corporate name by president or other
                                            authorized officer. If a
                                            partnership, please sign in
                                            partnership name by authorized
                                            person.

                                            PLEASE MARK, SIGN, DATE AND RETURN
                                            THE PROXY CARD USING THE ENCLOSED
                                            ENVELOPE.

THE TORO COMPANY
8111 LYNDALE AVENUE SOUTH                   THIS PROXY IS SOLICITED ON BEHALF
MINNEAPOLIS, MINNESOTA 55420-1196           OF THE BOARD OF DIRECTORS

The undersigned hereby appoints K.B. Melrose and J.L. McIntyre, or either of them, with full power of substitution to each, as attorneys and proxies to represent the undersigned at the Annual Meeting of Stockholders of The Toro Company to be held in the corporate offices of The Toro Company, 8111 Lyndale Avenue South, Bloomington, Minnesota on the 13th day of March, 1997 at 3:00 p.m. C.S.T. and at any adjournment(s) thereof, and to vote all shares of Common Stock which the undersigned may be entitled to vote at said meeting as directed below with respect to the proposals as set forth in the Proxy Statement, and in their discretion upon any other matters that may properly come before said meeting.

YOU ARE ENCOURAGED TO SPECIFY YOUR CHOICES BY MARKING THE APPROPRIATE BOXES ON THE REVERSE SIDE, BUT YOU NEED NOT MARK ANY BOXES IF YOU WISH TO VOTE IN ACCORDANCE WITH THE BOARD OF DIRECTORS' RECOMMENDATIONS EXCEPT THAT SHARES HELD IN EMPLOYEE BENEFIT PLANS FOR WHICH A PROXY IS NOT RECEIVED WILL BE VOTED BY THE TRUSTEE IN THE SAME PROPORTION AS VOTES ACTUALLY CAST BY PLAN PARTICIPANTS. THE TABULATOR CANNOT VOTE YOUR SHARES UNLESS YOU SIGN AND RETURN THIS PROXY CARD.


                                                                SEE REVERSE SIDE